Exhibit 10.1

Execution Version

The Gas Company, LLC

$100,000,000

4.22% Senior Secured Notes due August 8, 2022

Note Purchase Agreement

Dated as of August 8, 2012

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Attachments to Note Purchase Agreement:

Schedule A	—	Information Related to Purchasers

Schedule B	—	Defined Terms

Exhibit 1	—	Form of 4.22% Senior Secured Note due August 8, 2022

Exhibit 2	—	Form of MHGCI Guaranty Agreement

Exhibit 3	—	Form of Intercreditor Agreement

Exhibit 4	—	Form of Security Agreement

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The Gas Company, LLC
745 Fort Street, Suite 1800

Honolulu, HI 96813

4.22% Senior Secured Notes due August 8, 2022

Dated as of August 8, 2012

To the Purchasers Listed in

   the Attached Schedule A:

Ladies and Gentlemen:

The Gas Company, LLC, a Hawaii limited liability company (the “Company”), agrees with each Purchaser as follows:

Section 1	Authorization of Notes.

The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 4.22% Senior Secured Notes due August 8, 2022 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2	Sale and Purchase of Notes; Guaranty Agreement; Security.

Section 2.1           Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2           MHGCI Guaranty Agreement. The obligations of the Company hereunder, under the Notes and under each Security Document to which it is a party are absolutely, unconditionally and irrevocably guaranteed by MHGCI pursuant to that certain MHGCI Guaranty Agreement dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “MHGCI Guaranty Agreement”) substantially in the form of Exhibit 2; provided, that the MHGCI Guaranty Agreement shall automatically terminate and be of no further force or effect on the Termination Date (as defined in the MHGCI Guaranty Agreement) and in no event shall any obligation of MHGCI thereunder be reinstated following the Termination Date. Upon the reasonable request of the Company (and at the sole cost and expense of the Company), the holders of Notes agree to deliver written confirmation of such termination in form and substance reasonably acceptable to the Required Holders.

Section 2.3           Security for the Notes. The obligations of the Company hereunder and under the Notes are secured by all of the tangible and intangible assets of the Company pursuant to the Security Documents.

Section 3	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on August 8, 2012 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as directed by the Company in the funding instructions delivered pursuant to Section 4.14. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1           Representations and Warranties.

(a)          Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement and in each Security Document to which it is a party shall be correct when made and at the time of the Closing.

(b)          Representations and Warranties of MHGCI. The representations and warranties of MHGCI in the MHGCI Guaranty Agreement shall be correct when made and at the time of the Closing.

Section 4.2           Performance; No Default. The Company and MHGCI shall have performed and complied with all agreements and conditions contained in this Agreement and each Security Document (in the case of the Company) and the MHGCI Guaranty Agreement (in the case of MHGCI) required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3           Compliance Certificates.

(a)          Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

(b)          Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and each Security Document to which it is a party and (2) the Company’s organizational documents as then in effect.

(c)          Officer’s Certificates of MHGCI. MHGCI shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.13 have been fulfilled.

(d)          Secretary’s Certificates of MHGCI. MHGCI shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the MHGCI Guaranty Agreement and (2) MHGCI’s organizational documents as then in effect.

Section 4.4           MHGCI Guaranty Agreement. The MHGCI Guaranty Agreement shall have been duly authorized, executed and delivered by MHGCI and shall be in full force and effect.

Section 4.5           Security Documents.

(a)          General. Each Security Document (other than the Mortgages) shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received a duly executed copy thereof. The Company shall have delivered the certificates representing the issued and outstanding capital stock, if any, pledged under the Security Documents and instruments of assignment executed in blank to the Collateral Agent. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by any Purchaser to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the equal and ratable benefit of the Purchasers and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted to be prior pursuant to Section 10.4), shall be in proper form for filing, registration or recordation. Such Purchaser shall have received the results of a recent Lien search with respect to the Company and its Subsidiaries, and such search shall reveal no Liens on any of the assets of the Company or any Subsidiary except for Liens permitted by Section 10.4 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to such Purchaser.

(b)          Real Property Collateral Deliverables.

(1)         Flood Insurance. With respect to any parcel of real property improved by anything other than gas or liquid storage tanks that are principally above ground and that is located in a special flood hazard area as identified by FEMA, a policy of flood insurance that (i) covers such parcel that is referenced on Schedule 9.10 and (ii) is written in an amount not less than the portion of the outstanding principal amount of the Indebtedness to be secured by a Mortgage that is reasonably allocable to the improvements (other than above-ground gas or liquid storage tanks) located on such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended, whichever is less.

(2)         Surveys. A copy of an as-built survey dated not more than 30 days prior to the date of the Closing of each parcel of real property referenced in Schedule 4.5(b) certified by a registered engineer or land surveyor. Each such survey shall be accompanied by an affidavit of an authorized signatory of the owner of such property (which affidavit shall be delivered to the Title Companies) stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall be prepared to current ALTA/ACSM standards and shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as such Purchaser may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements to any required setbacks and if improvements are existing, the locations of all utilities serving the improvements.

(3)         Environmental Assessments. Any Phase I environmental assessments or other environmental reports in the custody or control of the Company regarding any parcel of real property referenced in Schedule 9.10, showing no environmental conditions in violation of Environmental Laws nor liabilities under Environmental Laws, either of which could reasonably be expected to have a Material Adverse Effect.

Section 4.6           Intercreditor Agreement. Each Lender (or the administrative agent under the Credit Agreement on behalf of each Lender), each Purchaser and the Collateral Agent shall have executed and delivered, and the Company shall have acknowledged, that certain Intercreditor and Collateral Agency Agreement dated as of August 8, 2012 (as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Intercreditor Agreement”) substantially in the form of Exhibit 3.

Section 4.7           Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from O’Melveny & Myers LLP, counsel for the Company and MHGCI, covering the matters set forth in Exhibit 4.7(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Carlsmith Ball LLP, special Hawaii counsel for the Company and MHGCI covering the matters set forth in Exhibit 4.7(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (c) from Nathan C. Nelson, General Counsel of the Company and MHGCI covering the matters set forth in Exhibit 4.7(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (d) from Morihara Lau & Fong LLP, special Hawaii regulatory counsel for the Company and MHGCI covering the matters set forth in Exhibit 4.7(d) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (e) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.7(e) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.8           Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact, as such Purchaser may reasonably specify, to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.9           Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.10         Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.7(e) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.11         Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the CMIAO) shall have been obtained for the Notes.

Section 4.12         Approvals and Consents. All consents, authorizations and approvals (including, without limitation, shareholders’ consents) from, and all declarations, filings and registrations with, all Governmental Authorities or third parties that are necessary in connection with the issuance and sale of the Notes, the execution and delivery of this Agreement, the Security Documents and the MHGCI Guaranty Agreement and the other transactions contemplated hereby and by the Security Documents shall have been obtained, or made, and remain in full force and effect. Such Purchaser shall have received copies of any such consents, authorizations, declarations, filings and registrations issued by federal or State of Hawaii Governmental Authorities.

Section 4.13         Changes in Corporate Structure. None of MHGCI, the Company or any Subsidiary shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.14         Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.15         Proceedings and Documents. All corporate, limited liability company and other proceedings in connection with the transactions contemplated by this Agreement, the MHGCI Guaranty Agreement, the Security Documents and the Intercreditor Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1           Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and each Security Document to which it is a party and to perform the provisions hereof and thereof.

Section 5.2           Authorization, Etc.

(a)          This Agreement, the Notes and each Security Document to which the Company is a party have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement and each such Security Document constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          The MHGCI Guaranty Agreement has been duly authorized by all necessary limited liability company action on the part of MHGCI, and the MHGCI Guaranty Agreement constitutes a legal, valid and binding obligation of MHGCI enforceable against MHGCI in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3           Disclosure. The Company, through its agents, Wells Fargo Securities, LLC, and Macquarie Capital (USA) Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 3, 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the MHGCI Guaranty Agreement, the Security Documents, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the MHGCI Guaranty Agreement, the Security Documents, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to July 19, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2011, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4           Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)          Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company’s Affiliates, other than Subsidiaries, and (3) of the Company’s directors and senior officers.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (other than the Lien of the Security Documents and as otherwise disclosed in Schedule 5.4).

(c)          Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the Security Documents, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5           Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of MHGCI and its Subsidiaries (including the Company and HGC) listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of MHGCI and its Subsidiaries (including the Company and HGC), as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). MHGCI and its Subsidiaries (including the Company and HGC) do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6           Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the Security Documents to which it is a party and the execution, delivery and performance by MHGCI of the MHGCI Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens contemplated by the Security Documents) in respect of any property of MHGCI, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of formation or limited liability company agreement or similar organizational document, or any other agreement or instrument to which MHGCI, the Company or any Subsidiary is bound or by which MHGCI, the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to MHGCI, the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to MHGCI, the Company or any Subsidiary.

Section 5.7           Governmental Authorizations, Etc. Except for filings required to perfect the Liens created by the Security Documents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement, the Notes or any Security Document to which it is a party or (b) MHGCI of the MHGCI Guaranty Agreement, in each case, subject, however, to compliance with all relevant terms and conditions set forth in all consents, approvals, authorizations, registrations, filings and declarations (1) described in Schedule 5.7, which have been obtained or made, are in full force and effect and are not subject to appeal or any condition which has not been satisfied and (2) as may be necessary in connection with the exercise of foreclosure remedies including the sale of Collateral.

Section 5.8           Litigation; Observance of Agreements, Statutes and Orders.

(a)          There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)          Neither the Company nor any Subsidiary is (1) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including without limitation Environmental Laws, ERISA or the USA PATRIOT ACT or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9           Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10         Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and the Security Documents. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11         Licenses, Permits, Etc.

(a)          The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others.

(b)          To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.

(c)          To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12         Compliance with ERISA.

(a)          The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than for contributions or premiums that are not delinquent) or the penalty or excise tax provisions of the Code relating to any Plan, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Section 303 of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)          The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed as of such date the aggregate current value of the assets of such Plan allocable to such benefit liabilities (x) with respect to Plans of MHGCI and its Subsidiaries, by more than $20,000,000 in the aggregate for all such Plans and (y) with respect to Plans of ERISA Affiliates of the Company (other than MHGCI and its Subsidiaries), in an amount that, individually or in the aggregate, would be Material. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)          The Company and its ERISA Affiliates have not incurred, and are not reasonably expected to incur, withdrawal liabilities under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

(d)          The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement Codification 715, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any non-exempt transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13         Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the MHGCI Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 17 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes and the MHGCI Guaranty Agreement at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the MHGCI Guaranty Agreement to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14         Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance existing Indebtedness and for other general limited liability company purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15         Existing Indebtedness; Future Liens.

(a)          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of August 8, 2012 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)          Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property to be subject to a Lien not permitted by Section 10.4.

(c)          None of MHGCI, the Company or any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of MHGCI, the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of MHGCI or the Company, except as specifically indicated in Schedule 5.15.

Section 5.16         Foreign Assets Control Regulations, Etc.

(a)          None of MHGCI, the Company or any Controlled Entity is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (2) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (2), a “Blocked Person”).

(b)          No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)          To the Company’s actual knowledge after making due inquiry, none of MHGCI, the Company or any Controlled Entity (1) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (2) has been assessed civil penalties under any Anti-Money Laundering Laws or (3) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that MHGCI, the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that MHGCI, the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17         Status under Certain Statutes. None of MHGCI, the Company or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended. None of MHGCI, the Company or any Subsidiary is subject to regulation under federal or state law as a public utility except that the Company is subject to regulation as a public utility under Chapter 269 of the Hawaii Revised Statutes.

Section 5.18         Environmental Matters.

(a)          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)          Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)          Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)          All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19         Security Documents. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof. When (a) financing statements and other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19, the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such Collateral and the proceeds thereof, as security for the Notes and the other Senior Secured Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 10.4) to the extent any such security interest may be perfected by the filing of a financing statement and (b) Mortgages specified on Schedule 5.19 are filed in the offices specified therefor on Schedule 5.19, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in the real estate subject to such Mortgage and the proceeds thereof, as security for the Notes and the other Senior Secured Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 10.4).

Section 5.20         Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all obligations of the Company under the Credit Agreement (actual or contingent).

Section 5.21         Solvency. The Company is, and after giving effect to the issuance and sale of the Notes and incurrence of other Indebtedness on the Closing Date and other obligations being incurred in connection herewith will be and will continue to be, Solvent.

Section 6	Representations of the Purchasers.

Section 6.1           Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2           Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile, and the other applicable conditions of PTE 95-60 are satisfied; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)          the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and the other applicable conditions of either PTE 90-1 or PTE 91-38 are satisfied; or

(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7	Information as to Company.

Section 7.1           Financial and Business Information. The Company shall deliver (or cause to be delivered) to each holder of Notes that is an Institutional Investor:

(a)          Quarterly Statements.

(1)         within 45 days after the end of each quarterly fiscal period in each fiscal year of MHGCI (other than the last quarterly fiscal period of each such fiscal year) ending prior to December 31, 2012, copies of,

(i)          consolidated and consolidating balance sheets of MHGCI and its Subsidiaries (including, without limitation, HGC and the Company) as at the end of such quarter, and

(ii)         consolidated and consolidating statements of income or operations, changes in members’ equity and cash flows of MHGCI and its Subsidiaries (including, without limitation, HGC and the Company), for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; and

(2)         within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) ending on or after December 31, 2012, copies of,

(i)          consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

(ii)         consolidated and consolidating statements of income or operations, changes in members’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)          Annual Statements. within 90 days after the end of each fiscal year of the Company, duplicate copies of

(1)         consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year, and

(2)         consolidated and consolidating statements of income or operations, changes in members’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and, with respect to the consolidated financial statements, accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of KPMG LLP or an independent public accounting firm of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)          Reports to Lenders; Press Releases — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (2) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)          Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)          ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following that could reasonably be expected to be Material, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)         with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations; or

(2)         the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3)         any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than for contributions or premiums that are not delinquent) or the penalty or excise tax provisions of the Code relating to any Plan, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Section 303 or 4068 of ERISA or such penalty or excise tax provisions of the Code;

(f)          Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of MHGCI, the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder, under the Notes and under any Security Documents as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2           Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Responsible Officer of the Company:

(a)          Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.3, inclusive, Section 10.5 and Section 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)          Event of Default — certifying that such Responsible Officer has reviewed the relevant terms hereof and of the Security Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3           Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)          No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit not more than once a year the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary; and

(b)          Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8	Payment and Prepayment of the Notes.

Section 8.1           Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2           Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,500,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest thereon and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Responsible Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Responsible Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3           Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4           Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5           Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase, made by the Company or an Affiliate, pro rata to the holders of all Notes at the time outstanding, upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 20% of the principal amount of the Notes then outstanding accept such offer, the Company shall, or shall cause its Affiliate to, promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6           Offer to Prepay Notes in the Event of a Change of Control.

(a)          Notice of Change of Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or any Control Event, give written notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to Section 8.6(b). If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.6(c) and shall be accompanied by the certificate described in Section 8.6(g).

(b)          Condition to Company Action. The Company will not take any action that consummates or finalizes a Change of Control unless (1) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.6(c), accompanied by the certificate described in Section 8.6(g), and (2) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.6.

(c)          Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.6(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.6, all, but not less than all, Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.6(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d)          Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.6 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder.

(e)          Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date, except as provided by Section 8.6(f).

(f)          Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.6(c) and accepted in accordance with Section 8.6(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur before or on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change of Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.6 in respect of such Change of Control automatically shall be deemed rescinded without penalty or other liability).

(g)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying (1) the Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.6 and that failure by a holder to respond to such offer by the deadline established in Section 8.6(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (5) that the conditions of this Section 8.6 have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control.

Section 8.7           Offer to Prepay Upon Asset Dispositions or Insurance and Condemnation Events.

(a)          Notice and Offer. In the event the Company or a Subsidiary receives Net Cash Proceeds from Asset Dispositions or Insurance and Condemnation Events where the Company has elected or is required to apply such Net Cash Proceeds to the payment or prepayment of Indebtedness pursuant to clause (ii) of the second paragraph of Section 10.6, the Company shall, no later than the 30 days prior to the applicable Reinvestment Date, give written notice of such event (a “Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Prepayment Date”), which date shall not be less than 30 days and not more than 60 days after the date of such notice. Such notice shall also state (1) that such offer is being made pursuant to this Section 8.7 and that the failure by a holder to respond to such offer by the deadline established in Section 8.7(b) shall result in such offer to such holder being deemed rejected; (2) the Ratable Portion of each such Note offered to be prepaid; (3) the prepayment price of each Note as described in Section 8.7(b); (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to, but not including, the Prepayment Date and (5) in reasonable detail, a description of the nature and the date of the Prepayment Event giving rise to such offer of prepayment.

(b)          Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Prepayment Date. A failure by a holder of the Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to, but not including, the Prepayment Date but, in any case, without any Make-Whole Amount.

Section 8.8           Make-Whole Amount. “Make-Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1           Compliance with Law. Without limiting Section 10.10, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT ACT and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2           Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. In addition, the Company will maintain flood insurance consistent with the flood insurance required by Section 4.5(b)(1). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (b) name the Collateral Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Collateral Agent as lender’s loss payee. Without limiting the foregoing, the Company will, and will cause each of its Subsidiaries to, maintain the insurance required by the Security Documents.

Section 9.3           Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4           Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5           Corporate Existence, Etc. Subject to Section 10.7, the Company will at all times preserve and keep its limited liability company existence in full force and effect. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the limited liability company or other applicable existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company or other applicable existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6           Notes to Rank Pari Passu.

(a)          The Notes and all other obligations of the Company under this Agreement shall at all times rank at least pari passu in right of payment with all obligations (actual or contingent) of the Company under the Credit Agreement.

(b)          The obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement shall at all times rank at least pari passu in right of payment with all obligations (actual or contingent) of such Subsidiary Guarantor under their Guaranties in respect of the Credit Agreement.

(c)          The Company will not, and will not permit any Subsidiary to, grant any Lien in favor of, or for the benefit of, the lenders party to the Credit Agreement unless such Lien is granted in favor of the Collateral Agent to secure the obligations under the Credit Agreement, this Agreement and the Notes in accordance with the Intercreditor Agreement.

Section 9.7           Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.8           Subsidiary Guarantors. The Company will cause any Subsidiary which becomes a co-obligor or guarantor in respect of Indebtedness under the Credit Agreement to deliver to each holder of Notes (concurrently with it becoming a co-obligor or guarantor in respect of such Indebtedness) the following items:

(a)          an executed subsidiary guaranty agreement in form and substance reasonably satisfactory to the Required Holders (a “Subsidiary Guaranty Agreement”); and

(b)          an opinion of counsel (which may be in-house counsel) addressed to each holder of Notes which opinion shall be reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty Agreement entered into by such Subsidiary has been duly authorized, executed and delivered and that the Subsidiary Guaranty Agreement constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.9           Further Assurances; Collateral Matters.

(a)          Further Assurances. The Company will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be reasonably requested by the holders of Notes to carry out the provisions and purposes of this Agreement and the Security Documents and to create, preserve, and perfect the Liens of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(b)          Additional Subsidiaries. At the Company’s own expense, promptly, and in any event within 10 Business Days after the formation or acquisition of any new direct or indirect Subsidiary of the Company after the date hereof, the Company will (1) notify the holders of Notes of such event, (2) amend the Security Documents as appropriate in light of such event to pledge to the Collateral Agent for the benefit of the Secured Parties 100% of the capital stock or other equity interests of each Person which becomes a Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (3) deliver to the Collateral Agent all stock certificates and other instruments added to the Collateral thereby free and clear of all Liens, accompanied by undated stock powers or other instruments of transfer executed in blank, (4) cause each such Person that becomes a direct or indirect Subsidiary after the date of Closing to execute a Subsidiary Guaranty Agreement or such other pledge and security agreement in form and substance satisfactory to the Required Holders, (5) cause each document (including each UCC financing statement and each filing with respect to intellectual property owned by each such Person that becomes a direct or indirect Subsidiary of the Company after the date hereof) required by law or reasonably requested by the Required Holders to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the holders of Notes (provided that no filing shall be required with respect to intellectual property if the Required Holders determine that such property is not material to the business of such Subsidiary), and (6) deliver an opinion of counsel in form and substance satisfactory to the Required Holders with respect to each such Person and the matters set forth in this section.

(c)          Real Property Collateral. The Company will notify the holders of Notes, within 10 days after the acquisition of any owned real property by the Company or any Subsidiary that is not subject to the existing Security Documents, and within 60 days of such acquisition, deliver such mortgages, deeds of trust, title insurance policies, Phase I environmental assessments, surveys and other documents reasonably requested by the Required Holders in connection with granting and perfecting a first priority Lien, other than Liens permitted by Section 10.4, on such real property in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, all in form and substance acceptable to the Required Holders.

(d)          Exclusions. The provisions of clause (b) and (c) of this Section 9.9 shall not apply to assets as to which the Required Holders and the Company shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

Section 9.10         Mortgages. On or prior to the earlier of (a) October 8, 2012 and (b) the date of the first Extension of Credit (under and as defined in the Credit Agreement), the Company shall (at the sole cost and expense of the Company) deliver to each holder of a Note:

(1)         Mortgages. A duly executed copy of the Mortgage(s) relating to the real property specified on Schedule 9.10 which shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect.

(2)         Title Insurance. A marked-up commitment for a policy of title insurance (including, such endorsements as are requested by the Required Holders), insuring each Mortgage and showing no prior Liens other than Liens permitted to be prior pursuant to Section 10.4, issued by First American Title Insurance Company or Title Guaranty (the “Title Companies”) with the final title insurance policy (or policies) being delivered by the applicable title company promptly thereafter. Further, the Company agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Required Holders.

(3)         Title Exceptions. Copies of all recorded documents creating exceptions to the title policy referred to in Section 9.10(2).

(4)         Surveys. A copy of an as-built survey dated not more than 30 days prior to the date of the Closing of each parcel of real property referenced in Schedule 9.10(4) certified by a registered engineer or land surveyor. Each such survey shall be accompanied by an affidavit of an authorized signatory of the owner of such property (which affidavit shall be delivered to the Title Companies) stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall be prepared to current ALTA/ACSM standards and shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Required Holders may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements to any required setbacks and if improvements are existing, the locations of all utilities serving the improvements.

(5)         Matters Relating to Flood Hazard Properties. A standard flood hazard determination form as developed by FEMA for each parcel of improved real property subject to a Mortgage.

(6)         Opinion(s) of Counsel. Opinion(s) in form and substance satisfactory to the Required Holders, dated the date of the Mortgage(s) from Morihara Lau & Fong LLP and/or other special Hawaii counsel for the Company reasonably acceptable to the Required Holders, covering such matters incident to the items referenced in this Section 9.10 as the Required Holders or special counsel to the holders of Notes may reasonably request (and the Company hereby instructs its counsel to deliver such opinion(s) to the holders of Notes).

(7)         Additional Documents. Such other documents or instruments relating to the matters set forth in this Section 9.10 as the Required Holders may reasonably request.

Section 10	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1         Consolidated Total Indebtedness to Consolidated Capitalization Ratio. The Company will not, at the end of any fiscal quarter, permit the Consolidated Total Indebtedness to Consolidated Capitalization Ratio to exceed 0.65 to 1.00.

Section 10.2         Consolidated Interest Coverage Ratio. The Company will not, at the end of any fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.

Section 10.3         Subsidiary Debt. The Company will not at any time permit the aggregate amount of Subsidiary Debt to exceed an amount equal to 10% of Consolidated Total Assets as of the then most recently ended fiscal quarter of the Company.

Section 10.4         Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except the following:

(a)          Liens created pursuant to the Security Documents;

(b)          Liens for taxes, assessments or other governmental charges or levies that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c)          Liens (other than any Lien imposed by ERISA) incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’ and other similar Liens, including Liens pursuant to customary reservations or retentions of title) and Liens to secure (or to obtain letters of credit that secure) the performance of bids, tenders, leases or trade contracts or to secure statutory obligations (including pledges, deposits and other obligations under workers compensation, unemployment and health insurance and other social security legislation), surety or appeal bonds, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money;

(d)          leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any Subsidiary, and Liens incidental to minor survey exceptions, zoning restrictions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(e)          any attachment or judgment Lien unless the judgments secured thereby (1) shall not, within 60 days after the entry thereof, have been satisfied, discharged or execution thereof stayed pending appeal, or shall not have been satisfied or discharged within 60 days after the expiration of any such stay or (2) exceed, individually or in the aggregate, $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage);

(f)          Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(g)          Liens existing on the date of the Closing and reflected in Schedule 10.4;

(h)          Liens securing Indebtedness of the Company or a Subsidiary incurred to finance the acquisition or construction of fixed or capital assets; provided that:

(1)         any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

(2)         the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or a Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the fair market value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors or other applicable governing body of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;

(3)         any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property; and

(4)         at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 and 10.3;

(i)          any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien (i) other property which is an improvement to or is acquired for specific use in connection with such acquired property or (ii) other property that does not constitute property or assets of the Company or any of its Subsidiaries, (3) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (4) the aggregate amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 and 10.3;

(j)          any extensions, renewals, refundings or replacements of any Lien permitted by the preceding paragraphs (g), (h) and (i) of this Section 10.4; provided that (1) such Liens shall not be extended to cover any additional property, (2) the unpaid principal amount of Indebtedness or other obligations secured thereby shall not be increased or the maturity thereof reduced and (3) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(k)          Liens incurred in the ordinary course of business in connection with (1) overdraft protection arrangements and other related cash management programs or (2) the collection or disposition of delinquent accounts receivable which are not incurred in connection with the borrowing of money or the obtaining of credit.

Section 10.5         Limitation on Dividends. The Company will not, and will not permit any Subsidiary to, declare or pay, directly or indirectly, any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of the Company or any Subsidiary Guarantor, or make, directly or indirectly, any distribution of cash, property or assets to the holders of shares of any Capital Stock of the Company or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:

(a)          the Company or any Subsidiary thereof may pay dividends in shares of its own Qualified Capital Stock;

(b)          any Subsidiary of the Company may pay cash dividends to the Company or any Subsidiary Guarantor or ratably to all holders of its outstanding Qualified Capital Stock; and

(c)          the Company may declare and make (and each Subsidiary of the Company may declare and make to enable the Company to do the same) Restricted Payments to HGC, so that HGC may:

(1)         pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses (including, without limitation, rent, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants, appraisers and the like;

(2)         redeem, retire or otherwise acquire shares of its Capital Stock or options or other equity or phantom equity in respect of its Capital Stock from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant to the extent that such purchase is made with the Net Cash Proceeds of any offering of equity securities of or capital contributions to HGC;

(3)         make cash payments under the Management Agreement;

(4)         pay cash dividends to holders of its outstanding Qualified Capital Stock; and

(5)         (A) make required payments of principal and interest under the HGC Credit Agreement in an amount up to the greater of $10,000,000 during any period of four consecutive fiscal quarters or the Aggregate Cash Available for Distribution or (B) prepay any amount outstanding under the HGC Credit Agreement with Net Cash Proceeds to the extent not applied to the prepayment of the Indebtedness under the Credit Agreement pursuant to Section 2.4(b)(iii) and Section 2.4(b)(iv) of the Credit Agreement or the Notes pursuant to Section 8.7 hereof.

Notwithstanding the foregoing, the Company shall only be permitted to make Restricted Payments pursuant to clauses (c)(3), (c)(4), and (c)(5)(B) of this Section 10.5 to the extent, after giving to any such Restricted Payment, Aggregate Cash Available for Distribution would not be less than $0; provided that, the Company shall be prohibited from making any Restricted Payment pursuant to clauses (c)(3), (c)(4) and (c)(5) of this Section 10.5 during the occurrence and continuance of a Default or Event of Default.

Section 10.6         Sale of Assets. Except as permitted by Section 10.7, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition except:

(a)          the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Company or any of its Subsidiaries;

(b)          sales by the Company or its Subsidiaries of inventory to Persons in the ordinary course of their businesses and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of the Company’s business or the business of its Subsidiaries; and

(c)          sales or other dispositions by the Company or its Subsidiaries of any property, provided that (i) no Event of Default shall have occurred and be continuing, (ii) the purchase price paid to the Company or its Subsidiaries for such property shall be no less than the fair market value of such property as determined in good faith by the Company at the time of such sale (provided that details of such determination be made available to the holders of Notes upon request of the Required Holders) and (iii) the aggregate purchase price paid to the Company or its Subsidiaries for such property during the same fiscal year pursuant to this clause (c) shall not exceed an amount equal to 15% of Consolidated Total Assets.

Notwithstanding the foregoing, in the event the Company or any Subsidiary receives (1) Net Cash Proceeds from Asset Dispositions in excess of $5,000,000 in any fiscal year of the Company or (2) Net Cash Proceeds from Insurance and Condemnation Events in excess of $10,000,000 in any fiscal year of the Company, the Company shall use the amount of such Net Cash Proceeds in excess of the amount stated in clause (1) or (2), as applicable, to either (i) reinvest in assets used or useful in the business of the Company and its Subsidiaries on or prior to the applicable Reinvestment Date or (ii) pay or prepay outstanding Indebtedness of the Company or any Subsidiary which Indebtedness is not subordinated to the Notes, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.6 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then the Company shall either (x) prepay or pay or cause to prepay or pay additional Indebtedness of the Company or any Subsidiary which Indebtedness is not subordinated to the Notes or (y) to the extent then permitted pursuant to Section 10.5, make a Restricted Payment to HGC the proceeds of which are used by HGC to prepay or pay outstanding Indebtedness under the HGC Credit Agreement.

Section 10.7         Merger, Consolidation. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a)          any Subsidiary may (1) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Subsidiary Guarantor so long as in any merger or consolidation involving (A) the Company, the Company shall be the surviving or continuing entity and (B) a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or continuing entity or (ii) any other Person so long as the surviving or continuing entity is a Subsidiary or (2) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of Section 10.6; and

(b)          the Company may consolidate or merge with, or convey, transfer or lease all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(1)         the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and each Security Document to which it is a party; (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Guarantor shall have reaffirmed its obligations under the applicable Guaranty Agreement;

(2)         all consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority required in connection with such transaction shall have been obtained or made, shall be in full force and effect and shall not be subject to appeal or any condition which has not been satisfied is required in connection; and

(3)         immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement, the Notes or the Security Documents.

Section 10.8         Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (1) the Management Agreement, the Intercompany Loan Agreement and the Tax Sharing Agreement and (2) other transactions upon fair and reasonable terms not materially less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.9         Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business (and any activity reasonably related or ancillary thereto) in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business (and any activity reasonably related or ancillary thereto) in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum; provided that nothing herein shall restrict the Company or any of its Subsidiaries from exploring additional clean and renewable energy alternatives, including renewable natural gas and liquefied natural gas (LNG) and the distribution thereof.

Section 10.10         Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

Section 11	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.6, Section 9.10 or Section 10; or

(d)          the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, the applicable Guaranty Agreement, any Security Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)          (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)          the Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate or similar action for the purpose of any of the foregoing; or

(h)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)          a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)          if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (4) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA (other than for contributions that are not delinquent) or the penalty or excise tax provisions of the Code relating to any Plan, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events described in clauses (1) through (6) above, could reasonably be expected to have a Material Adverse Effect; or

(k)          the Company or any Subsidiary defaults in the performance of or compliance with any term contained in any Security Document and such default is not remedied within the period of grace, if any, allowed with respect thereto or any Security Document shall cease to be in full force and effect for any reason whatsoever (other than termination in accordance with its terms) or any Security Document shall, fail or cease to create a valid and perfected first priority Lien on any material portion of the Collateral purported to be covered thereby or the Company or any Subsidiary shall contest or deny the validity or enforceability in any material respect of any Lien granted under any Security Document or any of its obligations thereunder; or

(l)          at any time prior to the delivery of the audited financial statements of the Company and its Subsidiaries required by Section 7.1(b) for the fiscal year ending December 31, 2012, MHGCI shall fail to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Company;

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12	Remedies on Default, Etc.

Section 12.1         Acceleration.

(a)          If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2         Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3         Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4         No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13	Registration; Exchange; Substitution of Notes.

Section 13.1         Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2         Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided, that, without limiting the provisions of Section 8.5, Notes may not be transferred to Macquarie Group Limited or any subsidiary or Affiliate thereof (including, without limitation, any fund managed or controlled thereby or any investment scheme or similar vehicle or separate managed accounts related thereto) (other than the Company and its Subsidiaries) (each, a “Restricted Affiliate”) without the prior written consent of the Company in its sole discretion; provided, however, any holder of a Note may conclusively rely upon a representation from a proposed transferee as to whether or not such proposed transferee constitutes a Restricted Affiliate. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each transferee of a Note shall deliver an executed joinder to the Intercreditor Agreement to the Company and the Collateral Agent.

Section 13.3         Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14	Payments on Notes.

Section 14.1         Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, National Association, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2         Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15	Expenses, Etc.

Section 15.1         Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, any Guaranty Agreement or any Security Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, any Guaranty Agreement or any Security Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, any Guaranty Agreement or any Security Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of MHGCI, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by any Guaranty Agreement or by the Security Documents, (c) the fees, costs and expenses, including without limitation reasonable attorneys’ fees, of the Collateral Agent required to be paid by the Company or any Subsidiary pursuant to any Security Document or required to be reimbursed by any holder of a Note pursuant to the Intercreditor Agreement, (d) the costs and expenses, including without limitation reasonable attorneys’ fees, of preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted pursuant to the Security Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes and the other parties party to the Intercreditor Agreement and (e) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the CMIAO; provided, that such costs and expenses under this clause (e) shall not exceed $3,500. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2         Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any Security Document, and the termination of this Agreement or any Security Document.

Section 16	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17	Amendment and Waiver.

Section 17.1         Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8, 11(b), 12, 17 or 20.

Section 17.2         Solicitation of Holders of Notes.

(a)          Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any Security Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of the Notes or of any Security Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)          Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company pursuant to Section 8.5 and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3         Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4         Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the chief executive officer or the general counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20	Confidential Information.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note and the Collateral Agent, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the CMIAO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Security Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

Section 21	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22	Miscellaneous.

Section 22.1         Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2         Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3         Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5         Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7         Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8         Jurisdiction and Process; Waiver of Jury Trial.

(a)          The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)          Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes, the Security Documents or any other document executed in connection herewith or therewith.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

The Gas Company, LLC

By	/s/ JEFFREY M. KISSEL
Name:
Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

This Agreement is hereby

accepted and agreed to as

of the date hereof.

[Add Purchaser Signature Blocks

Signature Page to Note Purchase Agreement

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Liberty National Life Insurance Company [Redacted]	$10,850,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Globe Life and Accident Insurance Company [Redacted]	$7,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Farmers New World Life Insurance Company [Redacted]	$7,150,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
The Prudential Insurance Company of America [Redacted]	$18,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Prudential Arizona Reinsurance Captive Company [Redacted]	$5,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Prudential Arizona Reinsurance Universal Company [Redacted]	$1,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Prudential Annuities Life Assurance Corporation [Redacted]	$1,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
United of Omaha Life Insurance Company [Redacted]	$25,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Connecticut General Life Insurance Company	$1,000,000
[Redacted]	$2,000,000
$2,000,000
$1,000,000
$1,000,000
$1,000,000
$1,000,000
$3,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Life Insurance Company of North America [Redacted]	$7,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
CIGNA Health and Life Insurance Company [Redacted]	$6,000,000

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Aggregate Cash Available for Distribution” shall mean, as of any date of determination, the sum of (i) $6,500,000 for the fiscal quarters which commenced prior to June 30, 2012 and (ii) (a) the aggregate amount of Cash Available for Distribution for the fiscal quarters which commenced after June 30, 2012 and prior to such date of determination, minus (b) the aggregate amount of (x) Restricted Payments made pursuant to clauses (3), (4) and (5) of Section 10.5(c) and (y) any loan or advance of funds by the Company to HGC (or other parent entity) or pursuant to the Intercompany Loan Agreement made after July 1, 2012. It being understood and agreed that, for the purposes of determining the portion of “Aggregate Cash Available for Distribution” allocable to the fiscal quarter commencing July 1, 2012, the negative covenant contained in Section 10.5 of this Agreement shall be deemed to be effective as of July 1, 2012.

“Agreement” shall mean this Agreement as it may be amended or supplemented from time to time.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, any Capital Stock owned thereby) of the Company or any Subsidiary thereof whether by sale, lease, transfer or otherwise, and any issuance of Capital Stock by any Subsidiary of the Company to any Person other than the Company or any Subsidiary thereof (other than dispositions of assets with a fair market value of less than $500,000). The term “Asset Disposition” shall not include (a) any Equity Issuance, (b) the sale of inventory in the ordinary course of business, (c) the transfer of assets to the Company or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 10.7, (d) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (e) the disposition of any Swap Contract, (f) dispositions of investments in cash and Cash Equivalents, and (g) the transfer by the Company or any Subsidiary Guarantor of its assets to the Company or any Subsidiary Guarantor.

Schedule B
(to Note Purchase Agreement)

“Blocked Person” is defined in Section 5.16(a).

“Business Day” shall mean (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Honolulu, Hawaii are required or authorized to be closed.

“Capital Asset” shall mean, with respect to the Company and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Company and its Subsidiaries.

“Capital Expenditures” shall mean, with respect to the Company and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Company and its Subsidiaries during such period, as determined in accordance with GAAP, net of any Net Cash Proceeds received from all dispositions of Capital Assets during such period (to the extent permitted hereunder) that have been reinvested pursuant to clause (i) of the second paragraph of Section 10.6; provided that Capital Expenditures shall not be less than zero.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” shall mean (1) in the case of a corporation, capital stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (3) in the case of a partnership, partnership interests (whether general or limited), (4) in the case of a limited liability company, membership interests, (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (6) any and all warrants, rights or options to purchase any of the foregoing.

“Cash Available for Distribution” shall mean, for any fiscal quarter, the sum (without duplication) of:

(a)          Net Cash Flow from Operating Activities during such fiscal quarter;

(b)          less Restricted Payments made pursuant to Section 10.5(c)(2) during such fiscal quarter;

(c)          plus Restricted Payments made pursuant to Section 10.5(c)(3) during such fiscal quarter;

(d)          plus payments of principal received by the Company pursuant to the Intercompany Loan Agreement during such fiscal quarter;

(e)          less principal payments made by the Company or its Subsidiaries in respect of Indebtedness and Guaranties in respect of Indebtedness during such fiscal quarter; and

(f)          less Capital Expenditures and asset purchases of the Company and its Subsidiaries during such fiscal quarter (except to the extent attributable to the incurrence of Capital Lease obligations or otherwise financed by incurring Indebtedness; provided that if, on an aggregate basis, the total amount of Indebtedness (including Capital Lease obligations) that financed all Capital Expenditures and asset purchases of the Company and its Subsidiaries on and after July 1, 2012, through the end of such fiscal quarter exceeds 70% of the aggregate amount of all such Capital Expenditures and asset purchases, this exception shall in no event be greater than 70% of the aggregate amount of such Capital Expenditures and asset purchases of the Company and its Subsidiaries on and after July 1, 2012 through, the end of such fiscal quarter).

“Cash Equivalents” shall mean, collectively, (1) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within 180 days from the date of acquisition thereof, (2) commercial paper maturing no more than 180 days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (3) certificates of deposit maturing no more than 180 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (4) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Change of Control” shall mean (1) the Sponsor shall cease to directly or indirectly own and control more than 50% of the economic and voting interests in HGC, (2) the failure of HGC to own 100% of outstanding equity interests of the Company or (3) the failure of the Sponsor to be entitled, directly or indirectly, whether through ownership of membership interests, contract or otherwise, to direct or cause the direction of the management and policies of the Company.

“Closing” is defined in Section 3.

“CMIAO” shall mean the Capital Markets & Investment Analysis Office of the NAIC (formerly known as the Securities Valuation Office) or any successor to such office.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” shall mean all property of the Company and its Subsidiaries, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent” shall mean Wells Fargo Bank, National Association, as collateral agent under the Intercreditor Agreement, and its successors and permitted assigns in such capacity.

“Company” shall mean The Gas Company, LLC, a Hawaii limited liability company or any successor that becomes such in the manner prescribed in Section 10.7.

“Confidential Information” is defined in Section 20.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Capitalization” shall mean, as of any date of determination, the sum of (i) Consolidated Total Indebtedness at such time and (ii) Consolidated Net Worth as of the end of the most recent fiscal quarter for which financial statements are available.

“Consolidated EBITDA” shall mean, for any fiscal quarter, for the Company and its Subsidiaries in accordance with GAAP and determined on a Consolidated basis, Consolidated Net Income for such fiscal quarter adjusted for, to the extent used in determining Consolidated Net Income for such fiscal quarter:

(a)          any extraordinary gains/losses and generally non-recurring income/expense and any unrealized gains/losses for derivatives during such fiscal quarter;

(b)          depreciation, amortization and other non-cash charges or losses of the Company and its Subsidiaries (including, but not limited to, the non-cash portion of net periodic defined benefit costs, bad debt expense net of cash recoveries, deferred rent, amortization of debt financing costs and asset retirement obligations) during such fiscal quarter;

(c)          provision/benefit for current and deferred income taxes (both state and federal) during such fiscal quarter;

(d)          Consolidated Interest Expense, net of interest income, during the relevant fiscal quarter;

(e)          Indebtedness-related fees (which includes, but is not limited to, commitment fees and agency fees) during such fiscal quarter; and

(f)          expenses incurred under the Management Agreement during such fiscal quarter.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on or immediately prior to such date

“Consolidated Interest Expense” shall mean, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Swap Contracts) for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Company or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Company or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes.

“Consolidated Net Worth” shall mean, as of any date of determination with respect to the Company and its Subsidiaries, (i) the sum of all amounts that would, in conformity with GAAP, be included on the Consolidated balance sheet of the Company and its Subsidiaries under “stockholders’ equity” or such similar caption on such date and minus (ii) accumulated other comprehensive income (or loss) determined on a Consolidated basis, without duplication, in accordance with GAAP.

“Consolidated Total Assets” shall mean, at any date of determination, with respect to the Company and its Subsidiaries, the total assets, on a consolidated basis, of the Company and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Indebtedness” shall mean, as of any date of determination with respect to the Company and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Company and its Subsidiaries.

“Consolidated Total Indebtedness to Consolidated Capitalization Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated Capitalization on such date.

“Control Event” shall mean (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control or (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control.

“Controlled Entity” shall mean any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” shall mean the Credit Agreement dated as of August 8, 2012 by and among the Company, the Lenders (as defined therein) from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean that rate of interest that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and other obligations under this Agreement and the Security Documents that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other obligations under this Agreement and the Security Documents that are accrued and payable), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the maturity date of the Notes; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Issuance” shall means (1) any issuance by the Company or any Subsidiary thereof to any Person other than the Company or a Subsidiary thereof, of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity and (2) any capital contribution from any Person (other than the Company or a Subsidiary Guarantor) into the Company or any Subsidiary thereof. The term “Equity Issuance” shall not include any Asset Disposition.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FEMA” shall mean the Federal Emergency Management Agency and any successor thereto.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean

(a)          the government of

(1)         the United States of America or any state or other political subdivision thereof, or

(2)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantors” shall mean, collectively, MHGCI, so long as the MHGCI Guaranty Agreement is in effect, and each Subsidiary party to the Subsidiary Guaranty Agreement.

“Guaranty” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)          to purchase such indebtedness or obligation or any property constituting security therefor;

(b)          to advance or supply funds (1) for the purchase or payment of such indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)          to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” shall mean the MHGCI Guaranty Agreement or the Subsidiary Guaranty Agreement.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“HGC” shall mean HGC Holdings LLC, a Hawaii limited liability company.

“HGC Credit Agreement” means the credit agreement dated as of August 8, 2012 among HGC, as borrower; the several banks and other financial institutions from time to time parties thereto, as lenders; and Wells Fargo Bank, National Association, as administrative agent for such lenders.

“holder” shall mean, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1; provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person shall mean, at any time, without duplication,

(a)          its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)          its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)          all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)          all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)          all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

(f)          any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” shall mean (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance and Condemnation Event” shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.

“Intercompany Loan Agreement” shall mean that certain Credit Agreement dated as March 31, 2008 between the Sponsor and the Company as in effect on the date of the Closing.

“Intercreditor Agreement” is defined in Section 4.6.

“Lender” shall mean each financial institution from time to time party to the Credit Agreement as a “lender.”

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.8.

“Management Agreement” shall mean that certain Corporation Allocation Policy Infrastructure and Specialized Funds, dated as of December 2004 (as amended on April 24, 2008) as in effect on the date of the Closing.

“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or the Security Documents to which it is a party or (c) the validity or enforceability of this Agreement, the Notes or any Security Documents.

“Memorandum” is defined in Section 5.3.

“MHGCI” shall mean Macquarie HGC Investment LLC, a Hawaii limited liability company and the owner of HGC.

“MHGCI Guaranty Agreement” is defined in Section 2.2.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” shall mean the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by the Company or any Subsidiary, in each case, in form and substance reasonably satisfactory to the Required Holders and executed by the Company or such Subsidiary in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean any “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA) to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“Net Cash Flow from Operating Activities” shall mean, with respect to the Company and its Subsidiaries for any period, the net cash flow from operating activities of the Company and its Subsidiaries during such period, as determined in accordance with GAAP.

“Net Cash Proceeds” shall mean, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by the Company or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (1) in the case of an Asset Disposition, all income taxes and other taxes assessed by a Governmental Authority as a result of such transaction, (2) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (3) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event (other than the Senior Secured Obligations) and (b) with respect to any offering of equity securities, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” shall mean a certificate of a Responsible Officer of the Company.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” shall mean, other than any Multiemployer Plans, (1) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title I of ERISA that is established or maintained, or to which contributions are made or required to be made, by the Company or any Subsidiary or with respect to which the Company or any Subsidiary may have any liability or (2) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” shall mean any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prepayment Date” is defined in Section 8.7(a).

“Prepayment Event” is defined in Section 8.7(a).

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.6(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” shall mean each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” for any Note shall mean an amount equal to the product of (a) the Net Cash Proceeds from any Asset Dispositions or Insurance and Condemnation Events being applied to the payment or prepayment of Indebtedness pursuant to clause (ii) of the second paragraph of Section 10.6 multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of the sum of (1) the Notes and (2) the Indebtedness under the Credit Agreement.

“Reinvestment Date” shall mean, (a) with respect to Net Cash Proceeds from Asset Dispositions, the date that is 180 days after receipt of such Net Cash Proceeds unless such Net Cash Proceeds are committed to be reinvested prior to such date, in which case the Reinvestment Date shall be 360 days after receipt of such Net Cash Proceeds and (b) with respect to Net Cash Proceeds from Insurance and Condemnation Events, the date that is 270 days after receipt of such Net Cash Proceeds unless such Net Cash Proceeds is committed to be reinvested prior to such date, in which case the Reinvestment Date shall be 540 days after receipt of such Net Cash Proceeds.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, principal accounting officer, comptroller, treasurer or assistant treasurer of the Company.

“Restricted Affiliate” is defined in Section 13.2.

“Restricted Payments” is defined in Section 10.5.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Company Inc. and any successor thereto.

“Secured Parties” shall mean the holders of the Notes and the other holders of Senior Secured Obligations.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” shall mean that certain Security Agreement dated as of August 8, 2012 entered into between the Company and the Collateral Agent and substantially in the form attached hereto as Exhibit 4, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Security Documents” shall mean the Security Agreement, the Mortgages, the Intercreditor Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Company or any Subsidiary under this Agreement or the Notes and the other Senior Secured Obligations.

“Senior Secured Obligations” shall have the meaning given for such term in the Intercreditor Agreement.

“Solvent” shall mean, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability), (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Source” is defined in Section 6.2.

“Sponsor” shall mean Macquarie Infrastructure Company, Inc., a Delaware corporation.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Debt” shall mean (without duplication), as of the date of any determination thereof, the sum of all Indebtedness of Subsidiaries of the Company (including all Guaranties of Indebtedness of the Company (other than Guaranties by a Subsidiary Guarantor of Indebtedness subject to the Intercreditor Agreement)) but excluding Indebtedness owing to the Company or any Wholly-Owned Subsidiary.

“Subsidiary Guarantor” shall mean each Subsidiary party to the Subsidiary Guaranty Agreement.

“Subsidiary Guaranty Agreement” is defined in Section 9.8(a).

“Swap Contract” shall mean (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Tax Sharing Agreement” shall mean that certain Income Tax Allocation Agreement, dated as of January 1, 2007, by and among the Company, HGC, MHGCI and HGC Investment Corporation, a Delaware corporation, as in effect on the date of the Closing.

“Title Companies” is defined in Section 9.10(2).

“USA PATRIOT ACT” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Note]

The Gas Company, LLC

4.22% Senior Secured Note Due August 8, 2022

No. [_____]	[Date]
$[_______]	PPN 36714# AA5

For Value Received, the undersigned, The Gas Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Hawaii, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on August 8, 2022 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.22% per annum from the date hereof, payable semiannually, on the eighth day of February and August in each year, commencing with the February 8 or August 8 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.22% or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Wells Fargo Bank, National Association, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 8, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1

(to Note Purchase Agreement)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment by the Company of the principal of, interest on, Make-Whole Amount, if any, is secured by the Collateral as set forth in the Security Documents.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Gas Company, LLC

By
Name:
Title:

Execution Version

MHGCI Guaranty Agreement

Dated as of August 8, 2012

Re:	$100,000,000 4.22% Senior Secured Notes due August 8, 2022
of
The Gas Company, LLC

MHGCI Guaranty Agreement

Re:	$100,000,000 4.22% Senior Secured Notes due August 8, 2022
of
The Gas Company, LLC

This MHGCI Guaranty Agreement dated as of August 8, 2012 (this “Guaranty”) is entered into by the undersigned, Macquarie HGC Investment LLC, a Hawaii limited liability company (the “Guarantor”).

Recitals

A.           The Guarantor is the indirect owner of 100% of the issued and outstanding equity interests of The Gas Company, LLC, a Hawaii limited liability company (the “Company”).

B.           The Company has entered into that certain Note Purchase Agreement dated as of August 8, 2012 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) with each of the institutional investors named on Schedule A attached thereto (collectively, the “Note Purchasers”), providing for, among other things, the issue and sale by the Company to the Note Purchasers of $100,000,000 aggregate principal amount of its 4.22% Senior Secured Notes due August 8, 2022 (collectively, the “Notes”). The Note Purchasers together with their successors and assigns are collectively referred to herein as the “Holders.”

C.           The Note Purchasers have required as a condition of their purchase of the Notes that the Company causes the Guarantor to enter into this Guaranty, and the Company has agreed to cause the Guarantor to execute this Guaranty in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to the Company for the purposes described in Section 5.14 of the Note Purchase Agreement.

Now, therefore, as required by Section 4.4 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

Section 1	Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein.

Section 2	Guaranty of Notes and Note Purchase Agreement.

The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders from the date hereof until the Termination Date (as defined below): (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes, the Note Purchase Agreement and each Security Document and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement, any Security Document or under this Guaranty or in any consultation or action in connection therewith or herewith.

Section 3	Guaranty of Payment and Performance.

Subject to Section 8 hereof, this is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note, the Note Purchase Agreement or any Security Document be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Subject to Section 8 hereof, any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Except as set forth in Section 8 hereof, the liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

Section 4	General Provisions Relating to the Guaranty.

(a)          The Guarantor hereby consents and agrees that, until the Termination Date, any Holder or Holders from time to time, with or without any further notice to or assent from the Guarantor or any other Person may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)         extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes, or waive any default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any Security Document, any other agreement or waive this Guaranty; or

(2)         sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; or

(3)         settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)          The Guarantor hereby waives, to the fullest extent permitted by law, until the Termination Date:

(1)         notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)         demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and

(3)         presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)          Subject to Section 8 hereof, the obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

(1)         the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement, any Security Document or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement, any Security Document or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement, any Security Document or any other agreement or of the Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2)         any default, failure or delay, willful or otherwise, in the performance by the Company, the Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, any Security Document, this Guaranty or any other agreement; or

(3)         any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company or any other Person; or

(4)         impossibility or illegality of performance on the part of the Company, the Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, any Security Document, this Guaranty or any other agreements; or

(5)         in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)         any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, the Guarantor or any other Person or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by the Company, the Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement, any Security Document or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)         any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, the Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, any Security Document, this Guaranty or any other agreement; or

(8)         the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)         any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company, the Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, any Security Document, this Guaranty or any other agreement or failure to resort for payment to the Company, the Guarantor or to any other Person or to any other guaranty or to any property, security, liens or other rights or remedies; or

(10)        the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement any Security Document or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)        any merger or consolidation of the Company, the Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, the Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, the Guarantor or any other Person; or

(12)        any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement, any Security Document or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)        any act or failure to act with regard to the Notes, the Note Purchase Agreement, any Security Document, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or

(14)        any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes, the Note Purchase Agreement or any Security Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes, the Note Purchase Agreement or any Security Document, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)          All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(e)          To the extent of any payments made under this Guaranty, the Guarantor shall, until the Termination Date, be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation and any and all claims of the Guarantor against the Company, any endorser or other guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and each Security Document and by the Guarantor of its obligations under this Guaranty, and, until the Termination Date, the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantor hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and each Security Document and of the Guarantor under this Guaranty have been satisfied. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are, until the Termination Date, subordinated to the rights, if any, of the Holders in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the earlier of (i) the occurrence of the Termination Date and (ii) the date all of the Notes and the obligations of the Company under the Note Purchase Agreement and each Security Document shall have been paid in cash in full and satisfied.

(f)          The Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)          No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes, the Note Purchase Agreement or any Security Document or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue themselves and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

(h)          If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and the Guarantor shall forthwith pay such accelerated principal of, premium, if any, and interest on the Notes and any other amounts guaranteed hereunder.

Section 5	Representations and Warranties of the Guarantor.

The Guarantor represents and warrants to each Holder that:

(a)          The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its subsidiaries, taken as a whole, or (2) the ability of the Guarantor to perform its obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). The Guarantor has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)          This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)          The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any material property of the Guarantor or any of its subsidiaries under any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document or any other agreement or instrument to which the Guarantor or any of its subsidiaries is bound or by which the Guarantor or any of its subsidiaries or any of their respective material properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Guarantor or any of its subsidiaries.

(d)          No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

(e)          Neither the Guarantor nor any of its subsidiaries is subject to regulation under Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended. Neither the Guarantor nor any of its subsidiaries is subject to regulation under federal or state law as a public utility except that the Company is subject to regulation as a public utility under Chapter 269 of the Hawaii Revised Statutes.

(g)          The Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. The Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. The Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(h)          The obligations of the Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured indebtedness (actual or contingent) of the Guarantor that is not expressed to be subordinate or junior in rank to any other unsecured indebtedness of the Guarantor including, without limitation, all obligations of the Guarantor under any guaranty of indebtedness of any other Person, including without limitation any guaranty of indebtedness under the Credit Agreement.

Section 6	Amendments, Waivers and Consents.

(a)          This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6.

(b)          Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders of Notes affected thereby and is binding upon them and upon each future holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

Section 7	Notices.

All communications provided for hereunder shall be in writing, mailed or delivered, postage prepaid, if addressed to the Guarantor, c/o The Gas Company, LLC, 745 Fort Street, Suite 1800, Honolulu, HI 96813, Attention: Jeffrey M. Kissel, President and Chief Executive Officer, or if addressed to a Holder, as set forth in Schedule A to the Note Purchase Agreement or to such other address as such Holder or the Guarantor may designate to the other in writing. Notices under this Section 7 will be deemed given only when actually received.

Section 8	Termination.

Notwithstanding anything to the contrary set forth herein, this Guaranty shall automatically terminate and be of no further force and effect immediately upon the date (such date the “Termination Date”) of delivery by the Company (by electronic transmission or otherwise) to the Holders of copies of the annual audited financial statements for the fiscal year ending December 31, 2011 required by Section 7.1(b) of the Note Purchase Agreement and the applicable officer’s certificate required to be delivered with such financial statements pursuant to Section 7.2 of the Note Purchase Agreement and in no event shall any obligation of the Guarantor under this Guaranty be reinstated following the Termination Date, provided, that the Guarantor shall have been, or shall concurrently be, released pursuant to the provisions of the MHGCI Guaranty Agreement (as defined in the Credit Agreement), including, without limitation Section 8 thereof, in each case, as in effect on the date hereof.

Section 9	Miscellaneous.

(a)          No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)          The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Purchaser, on Schedule A to the Note Purchase Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantor or the Company on behalf of the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)          Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)          This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If the Guarantor enters into any consolidation or merger, pursuant to which the Guarantor is not the surviving entity (the “Successor Corporation”), the Successor Corporation shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(e)          This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(f)          This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(h)          The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)          The Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 9(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(j)          Nothing in this Section 9 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(k)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith or therewith.

In Witness Whereof, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

Macquarie HGC Investment LLC

By:
Name:
Title:

Execution Version

Intercreditor and Collateral Agency Agreement

Dated as of August 8, 2012

By and Among

Wells Fargo Bank, National Association,

as Collateral Agent

And

Wells Fargo Bank, National Association,

as Administrative Agent

And

The Noteholders Party Hereto,

as Creditors

Exhibit 3

(To Note Purchase Agreement)

-i-

-ii-

Attachment to Intercreditor and Collateral Agency Agreement:

Exhibit A – List of Security Documents

Exhibit B – Addresses of Creditors

Exhibit C – Joinder

Exhibit D –Additional Secured Lender Joinder

Exhibit E –Administrative Agent Joinder

-iii-

Intercreditor and Collateral Agency Agreement

This Intercreditor and Collateral Agency Agreement dated as of August 8, 2012 (this “Agreement”), is entered into by and among Wells Fargo Bank, National Association, in its capacity as Collateral Agent (as hereinafter defined), Wells Fargo Bank, National Association, in its capacity as Administrative Agent (as hereinafter defined) for the Lenders (as hereinafter defined), each Noteholder (as hereinafter defined) named on the signature pages hereof and each other Creditor which becomes a party hereto after the date hereof.

Recitals:

The Gas Company, LLC, a Hawaii limited liability company (the “Company”), and HGC Holdings LLC, a Hawaii limited liability company, are concurrently herewith entering into that certain Credit Agreement dated as of August 8, 2012 (as amended, supplemented, replaced, restated or otherwise modified from time to time, the “Credit Agreement”) with the several banks and other financial institutions or entities from time to time party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the Lenders are providing revolving credit loans and other extensions of credit to the Company.

The Company is concurrently herewith entering into that certain Note Purchase Agreement dated as of August 8, 2012 (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed on Schedule A thereto (collectively, the “Noteholders”), pursuant to which the Noteholders will purchase $100,000,000 aggregate principal amount of 4.22% Senior Secured Notes due August 8, 2022 of the Company (the “Senior Secured Notes”).

The Company may from time to time enter into Additional Secured Facilities (as hereinafter defined) pursuant to which the Additional Senior Lenders (as hereinafter defined) provide Additional Secured Debt (as hereinafter defined) to the Company.

The Revolving Obligations (as hereinafter defined), the Senior Note Obligations (as hereinafter defined) and any Additional Secured Obligations (as hereinafter defined) will be secured equally and ratably by the Collateral (as hereinafter defined) pursuant to the Security Documents (as hereinafter defined) and administered in accordance with the terms and conditions hereof. The Lenders and the Noteholders desire to appoint Wells Fargo Bank, National Association, as the collateral agent (the “Collateral Agent”) to act on behalf of the Creditors (as hereinafter defined) regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Creditors regarding their pari passu interests in the Collateral.

Now, therefore, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1	Definitions.

Section 1.1         Definitions. The following terms shall have the meanings assigned to them in this Section 1.1 or in the provisions of this Agreement referred to below:

“Additional Secured Debt” shall mean indebtedness of the Company so long as (a) such indebtedness and the Lien with respect to such indebtedness are in each case permitted by each of (i) the Credit Agreement, (ii) the Note Agreement and (iii) each Additional Secured Facility then outstanding, (b) immediately before and after giving effect thereto, no Event of Default shall have occurred which is continuing or be caused thereby and the Company shall be in pro forma compliance with the financial covenants contained in each of the Credit Agreement and the Note Agreement and (c) the holders of such indebtedness shall have become a party hereto pursuant to an Additional Secured Lender Joinder.

“Additional Secured Facility” shall mean any credit agreement or note agreement pursuant to which the Company incurs Additional Secured Debt.

“Additional Secured Facility Documents” shall mean each Additional Secured Facility, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Additional Secured Facility Exposure” shall mean, with respect to each Additional Secured Lender, the sum, with duplication, of (a) the aggregate outstanding principal amount of outstanding loans (whether term loans or revolving loans) and other extensions of credit of such Additional Secured Lender as of such date and (b) the amount of the undrawn commitment of such Additional Secured Lender to fund further borrowing requests by the Company or otherwise extend credit pursuant to such Additional Secured Facility (as used in this definition, collectively, the “Undrawn Commitment”) as of such date; provided, that, if (1) a Bankruptcy Proceeding with respect to the Company has been commenced, (2) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) and the Collateral Agent shall have received notice of such acceleration, (3) such Additional Secured Lender has terminated its Undrawn Commitment or (4) a Default or Event of Default under the applicable Additional Secured Facility shall exist and such Additional Secured Lender shall not have, concurrently with its delivery of any instructions to the Collateral Agent, acknowledged in writing its willingness to continue to fund borrowing requests by the Company and otherwise extend credit, in each case, in accordance with the applicable Additional Secured Facility, then “Additional Secured Facility Exposure” shall mean, as of such date of determination, for such Additional Secured Lender, the amounts referred to in clause (a) of this definition for such Additional Secured Lender as of such date.

“Additional Secured Lender” shall mean the financial institutions providing Additional Secured Debt pursuant to an Additional Secured Facility, and their successors and permitted assigns.

“Additional Secured Lender Joinder” shall mean a joinder to this Agreement in substantially the form of Exhibit D hereto.

“Additional Secured Obligations” shall mean the obligations of the Company under any Additional Secured Facility and the other Additional Secured Facility Documents.

“Administrative Agent” shall mean the party identified as such in the Credit Agreement, and its successor and permitted assigns.

“Administrative Agent Joinder” shall mean a joinder to this Agreement in substantially the form of Exhibit E hereto.

“Affiliate” shall mean, at any time, and as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall have the meaning assigned thereto in the Preamble hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalent Investments” shall mean: (a) direct obligations of the United States government or any agencies thereof and obligations guaranteed by the United States government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 30 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements between the Company or a Subsidiary of the Company and a Cash Management Provider.

“Cash Management Provider” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Collateral” shall mean (a) all collateral under, and cash received in respect of, the Security Documents, (b) all collateral held by the Collateral Agent, the Administrative Agent or any other Creditor under the Loan Documents, the Senior Note Documents or the Additional Secured Facility Documents, (c) all cash received as a result of the exercise of any setoff rights of any Creditor and (d) all cash received as a result of any claim under any Secured Guaranty.

“Collateral Agent” shall mean the party identified as such in the Recitals hereof, and its successors and permitted assigns in such capacity.

“Company” shall mean that party identified as such in the Recitals hereof, and its successors and permitted assigns.

“Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Creditor” shall mean any one of the Administrative Agent, the Lenders, the Noteholders, any Additional Secured Lender, any Secured Hedge Provider under a Secured Hedge Agreement, any Cash Management Provider and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” under the terms of the Credit Agreement, the Note Agreement or any Additional Secured Facility or an event of default under the terms of any Security Document.

“Hedge Agreement” shall mean “Hedge Agreement” (or equivalent term) as defined in the Credit Agreement.

“Joinder” shall mean a joinder to this Agreement in the form of Exhibit C hereto.

“L/C Exposure” shall mean, as of any date of determination and without duplication, the “L/C Obligations” (or equivalent term) as defined in the Credit Agreement.

“L/C Issuer” shall mean Wells Fargo Bank, National Association or any other Lender who becomes an “Issuing Lender” (or equivalent term) under the Credit Agreement or any Affiliate thereof and its permitted successors as “Issuing Lender” (or equivalent term) under the Credit Agreement.

“Lender Exposure” shall mean, as of any date of determination, for any Lender, the sum, without duplication, of (a) the Total Outstandings of such Lender as of such date and (b) the Revolving Availability of such Lender as of such date; provided, that, if (1) a Bankruptcy Proceeding with respect to the Company has been commenced, (2) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) and the Collateral Agent shall have received notice of such acceleration, (3) such Lender has terminated its Revolving Commitment or (4) a Default or Event of Default under the Credit Agreement shall exist and such Lender shall not have, concurrently with its delivery of any instructions to the Collateral Agent, acknowledged in writing its willingness to continue to fund borrowing requests by the Company (or, if such Lender is also the L/C Issuer, its willingness to issue Letters of Credit requested by the Company) and otherwise extend credit, in each case, in accordance with the Credit Agreement, then “Lender Exposure” shall mean, as of such date of determination, for such Lender, such Lender’s Total Outstandings as of such date.

“Lenders” shall mean the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders, and their successors and permitted assigns.

“Letters of Credit” shall mean all letters of credit issued under or pursuant to the Credit Agreement.

“Letters of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.10 hereof.

“Lien” shall mean, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” shall mean the Credit Agreement, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Majority Creditors” shall mean Creditors, considered as a single class, holding more than 50% of the sum of (a) the aggregate principal amount of the Lender Exposure of all Lenders, (b) the aggregate outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes and (c) the aggregate principal amount of Additional Secured Facility Exposure of all Additional Secured Lenders.

“Note Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Noteholders” those parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of a Default or an Event of Default.

“Notice of Special Default” shall have the meaning assigned thereto in Section 5.11(a).

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Required Additional Secured Lenders” shall mean, with respect to any Additional Secured Facility, the Additional Secured Lenders required pursuant to the terms of such Additional Secured Facility to waive Events of Default thereunder.

“Required Holders” shall have the meaning assigned thereto in the Note Agreement.

“Required Lenders” shall mean the “Required Lenders” as defined in the Credit Agreement.

“Revolving Availability” shall mean an amount equal to the “Revolving Credit Commitment” (or equivalent term) as defined in the Credit Agreement of a Lender minus the “Extensions of Credit” (or equivalent term) as defined in the Credit Agreement of such Lender.

“Revolving Commitment” shall mean the commitment of the Lenders to fund further borrowing requests by the Company, participate in L/C Exposure and otherwise extend credit, in each case, in accordance with the Credit Agreement.

“Revolving Obligations” shall mean the obligations of the Company under the Credit Agreement and the other Loan Documents.

“Secured Guaranty” shall mean any guaranty of any Senior Secured Obligation to the extent that recoveries thereunder are subject to this Agreement (including, without limitation, Section 5.10).

“Secured Hedge Agreement” shall mean any Hedge Agreement entered into by the Company or a Subsidiary thereof with a Secured Hedge Provider in order to manage existing or anticipated interest rate, exchange rate or commodity price risks or to secure feed stock or inventory and not for speculative purposes.

“Secured Hedge Provider” shall mean any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Security Documents” shall mean the documents set forth on Exhibit A hereto and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as amended or amended and restated in conjunction herewith, or as may be amended, supplemented, replaced, restated or otherwise modified from time to time hereafter in accordance with the terms hereof and thereof. Security Documents shall not, however, include the Credit Agreement, the Note Agreement, any Additional Secured Facility or the Senior Secured Notes.

“Senior Note Documents” shall mean the Note Agreement, the Senior Secured Notes, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Senior Note Obligations” shall mean the obligations of the Company under the Note Agreement, the Senior Secured Notes and the other Senior Note Documents.

“Senior Preferential Payment” shall mean any payments, property constituting Collateral or proceeds of the Collateral, from the Company or any other source (including, without limitation under any Secured Guaranty) with respect to the Senior Secured Obligations which are:

a. received by a Creditor within 90 days prior to the (1) commencement of a Bankruptcy Proceeding with respect to the Company or any of its Subsidiaries or (2) the acceleration of the Revolving Obligations, the Senior Note Obligations or the Additional Secured Obligations and which payment reduces the amount of the Senior Secured Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to such occurrence;

b. received by a Creditor (1) within 90 days prior to the occurrence of any other Event of Default which has not been waived or cured within 45 days after the occurrence thereof and which payment reduces the amount of the Senior Secured Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to the occurrence of such Event of Default or (2) within 45 days after the occurrence of such Event of Default; or

c. received by a Creditor after the occurrence of a Special Event of Default except as provided in Section 5.11(b).

“Senior Secured Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Senior Secured Obligations” shall mean, collectively, (a) the indebtedness, obligations and liabilities of the Company and its Subsidiaries (i) to the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents (including, without limitation, the Revolving Obligations) and (ii) to the Lenders, Affiliates of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent under Cash Management Agreements and Secured Hedge Agreements, (b) the indebtedness, obligations and liabilities of the Company and its Subsidiaries to the Noteholders under the Senior Note Documents (including, without limitation, the Senior Note Obligations), (c) the indebtedness, obligations and liabilities of the Company and its Subsidiaries to the Additional Secured Lenders under the Additional Secured Facilities (including, without limitation, the Additional Secured Obligations) and (d) the obligations and liabilities of the Company and its Subsidiaries to the Collateral Agent under this Agreement, the Loan Documents, the Senior Note Documents, any Additional Secured Facility Documents and the Security Documents, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company and its Subsidiaries, to the Creditors, arising out of any extension, refinancing or refunding of any of the foregoing obligations.

“Special Collateral Account” shall mean that certain interest bearing restricted account maintained by the Collateral Agent for the purpose of receiving and holding Senior Preferential Payments.

“Special Event of Default” shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any of its Subsidiaries, (b) any other Event of Default which has not been waived or cured within 45 days after the occurrence thereof, (c) the acceleration of the Revolving Obligations, the Senior Note Obligations or any Additional Secured Obligations or (d) any demand for payment under any Secured Guaranty.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Total Outstandings” shall mean “Extensions of Credit” (or equivalent term) as defined in the Credit Agreement.

Section 1.2         Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Collateral Agent, the Administrative Agent and the Noteholders and (b) the execution, delivery and effectiveness of the Credit Agreement and the Note Agreement by each of the parties thereto.

Section 2	Relationships Among Secured Parties.

Section 2.1         Restrictions on Actions. Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a)   Refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b)   Refrain from (1) selling any Senior Secured Obligations to the Company or any of its Affiliates after the occurrence of and during the continuance of any Default or Event of Default and (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Company or any of its Affiliates, except for (i) any cash collateral received by the Administrative Agent or any other Creditor pursuant to the requirement of the Loan Documents, the Senior Note Documents or any Additional Secured Facility Documents (which cash collateral shall constitute Collateral for purposes of this Agreement), (ii) any Secured Guaranty or (iii) any security granted to the Collateral Agent for the benefit of all Creditors; and

(c)   Refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default;

provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from (1) imposing a default rate of interest in accordance with the Credit Agreement, the Note Agreement or any Additional Secured Facility, as applicable, (2) accelerating the maturity of, or demanding payment from the Company or any Subsidiary on, any Senior Secured Obligation owing to such Creditor, (3) instituting legal action against the Company or any Subsidiary to obtain a judgment or other legal process in respect of such Senior Secured Obligation, (4) subject to Section 6, filing to commence a Bankruptcy Proceeding against the Company or any Subsidiary and filing claims and otherwise participating in any voluntary or involuntary Bankruptcy Proceeding, (5) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement or (6) exercising any right of setoff, recoupment or similar right; provided that the amounts so setoff or recouped shall constitute Collateral for purposes of this Agreement and the Creditor shall promptly cause such amounts to be delivered to the Collateral Agent for deposit in the Special Collateral Account.

Section 2.2         Representations and Warranties; Agreements of Creditors.

(a)   Each of the Creditors (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders), individually and not jointly, represents and warrants to the other parties hereto that:

(1)         the execution, delivery and performance by such Creditor of this Agreement has been duly authorized by all necessary corporate or similar proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Creditor; and

(2)         the execution, delivery and performance by such Creditor of this Agreement will result in a valid and legally binding obligation of such Creditor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws or generally application and by general principles of equity.

(b)   The Administrative Agent further represents and warrants to the other parties hereto that as of the date hereof the Administrative Agent has the power and authority under the Loan Documents to execute and deliver this Agreement and to carry out its obligations hereunder, in each case, on behalf of the Lenders.

(c)  The Administrative Agent and each Lender shall cause each of their Affiliates that are Secured Hedge Providers or Cash Management Providers to comply with the provisions of this Agreement.

Section 2.3         Cooperation; Accountings. Each of the Creditors will, upon the reasonable request of another Creditor or the Collateral Agent, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each Creditor agrees to provide to each other Creditor and the Collateral Agent upon reasonable request a statement of all payments received by it in respect of Senior Secured Obligations. The Collateral Agent will from time to time provide to each other Creditor upon reasonable request a statement of all (a) amounts received pursuant to the Security Documents (including, without limitation, in connection with the exercise of remedies thereunder) and (b) disbursements made therewith.

Section 2.4         Termination of Credit Agreement, Note Agreement or Additional Secured Facility. Upon payment in full of all Senior Secured Obligations to any Creditor, and, in the case of the Credit Agreement and any Additional Secured Facility which includes a revolving credit facility, the termination of such Lender’s Revolving Commitment or such Additional Secured Lender’s commitment to fund further borrowing requests by the Company or otherwise extend credit under the applicable Additional Secured Facility, such Creditor shall cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Creditor are thereafter invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding or pursuant to Section 5.11, then this Agreement in respect of such Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

Section 3 Appointment and Authorization of Collateral Agent; Appointment of Co-Agents.

Section 3.1         Appointment and Authorization of Collateral Agent.

(a)  Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) hereby designates and appoints Wells Fargo Bank, National Association, as the Collateral Agent of such Creditor under this Agreement and the Security Documents and Wells Fargo Bank, National Association, hereby accepts such designation and appointment. The appointment made by this Section 3.1(a) is given for valuable consideration and coupled with an interest and is irrevocable so long as the Senior Secured Obligations, or any part thereof, shall remain unpaid or subject to disgorgement hereunder, any Lender is obligated to fund any borrowing under the Loan Documents or any Additional Secured Lender is obligated to fund any borrowing under any Additional Secured Facility Documents.

(b)  Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) has reviewed the Security Documents set forth on Exhibit A and hereby irrevocably authorizes Wells Fargo Bank, National Association, as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) to take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) to execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement, the Security Documents or the requisite Creditors and (4) to exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof.

(c)  Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any trust or fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.

Section 3.2         Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons reasonably acceptable to the Majority Creditors, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and of the Security Documents and as may be specified in the instrument of appointment.

Section 4	Agency Provisions.

Section 4.1         Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents jointly with any co-trustee or co-trustees appointed pursuant to Section 3.2 or by or through employees, agents, attorneys-in-fact or separate trustees appointed pursuant to Section 3.2 and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, attorneys-in-fact, co-trustees or separate trustees selected by it with reasonable care. Subject to Section 3.2, the Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.

Section 4.2         Exculpatory Provisions. Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Company or any Creditor or any officer of any thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement, any Security Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure of the Company to perform its obligations thereunder. Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be under any obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents.

Section 4.3         Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (in electronic or physical form), resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the Security Documents unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of Section 5.8 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4         Knowledge or Notice of Default, Event of Default, Special Event of Default or Acceleration. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default, Special Event of Default or the acceleration of any of the Senior Secured Obligations unless the Collateral Agent has received written notice from the Administrative Agent, a Creditor or the Company referring to the Credit Agreement, the Note Agreement or the applicable Additional Secured Facility, describing such Default, Event of Default, Special Event of Default or acceleration, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry.

Section 4.5         Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Creditor. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall not have any duty or responsibility to provide the Creditors with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact co-trustees, separate trustees or Affiliates.

Section 4.6         Indemnification. Each Creditor shall indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company or a Subsidiary of the Company and without limiting the obligation of the Company or such Subsidiary to do so), ratably according to its respective share of the sum of (a) the aggregate amount of Lender Exposure, (b) the aggregate principal amount of indebtedness evidenced by the Senior Secured Notes and (c) the aggregate amount of Additional Secured Facility Exposure, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof; provided that no Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent due to the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 4.6 shall survive the payment of the Senior Secured Obligations.

Section 4.7         Collateral Agent in Its Individual Capacity. Wells Fargo Bank, National Association, and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Credit Agreement, Wells Fargo Bank, National Association, shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include Wells Fargo Bank, National Association, in its individual capacity.

Section 4.8         Successor Collateral Agent.

(a)          The Collateral Agent may resign at any time upon 30 days’ written notice to the Creditors and the Company, may be removed at any time, with or without cause, by the Majority Creditors by written notice delivered to the Company, the Collateral Agent and the Creditors and, if the Collateral Agent is a Lender or Additional Secured Lender, may be removed by the Required Holders at any time that the Collateral Agent has failed to take any action that the Collateral Agent is required to take hereunder after request therefor by the Majority Creditors or the Collateral Agent has taken any action hereunder that the Collateral Agent is not authorized to take hereunder or that violates the terms hereof. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Collateral Agent hereunder while it was the Collateral Agent under this Agreement.

(b)          Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state lending authority and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 30 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within 360 days after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then the resignation or removal shall nonetheless become effective and the Creditors acting collectively shall thereafter have the rights and obligations of the Collateral Agent hereunder and under the Security Documents until a successor Collateral Agent has been appointed and accepted such appointment. The appointment of a successor Collateral Agent pursuant to this Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(c)          The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.

(d)          Upon the effective appointment of a successor Collateral Agent, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the predecessor Collateral Agent hereby appoints the successor Collateral Agent the attorney-in-fact of such predecessor Collateral Agent to accomplish the purposes hereof, which appointment is coupled with an interest. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Company, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

Section 5	Actions by the Collateral Agent.

Section 5.1         Duties and Obligations. The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

Section 5.2         Notification of Default or Acceleration. If the Collateral Agent has been notified in writing as provided in Section 4.4 that a Default or an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall notify the Creditors and may notify the Company of such determination. Any Creditor that has delivered notice to the Company or the Administrative Agent pursuant to the Credit Agreement, the Note Agreement or any Additional Secured Facility, as applicable, that a Default or an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, or facts which indicate that a Default or an Event of Default has occurred or the Senior Secured Obligations have been accelerated, shall deliver to the Collateral Agent a written statement to such effect. Failure to do so, however, does not constitute a waiver of any such Default or Event of Default by the Creditors. Upon receipt of a notice described herein or in Section 4.4 from a Creditor of the occurrence of a Default or an Event of Default or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall promptly (and in any event no later than three Business Days after receipt of such notice in the manner provided in Section 7.8 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify the date on which responses are due in order to be timely within Section 5.4 hereof.

Section 5.3         Actions of Collateral Agent; Exercise of Remedies. The Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice or notices delivered to the Collateral Agent and signed by the Majority Creditors.

Section 5.4         Instructions from Creditors. If any Creditor does not respond in a timely manner to any notice from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in a Notice of Default or request for instructions (which shall be a minimum of 10 Business Days), the Senior Secured Obligations held by such Creditor shall be deemed to have voted against any action set forth in such notice or request for instructions.

Section 5.5         Protective Advances. If the Collateral Agent has asked the Creditors for instruction to make a payment with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be required to protect the interests of the Creditors in the Collateral and if the Majority Creditors have not yet responded to such request, the Collateral Agent shall be authorized to make such payment, but shall not be required to make such payment and shall in no event have any liability for failure to make such payment.

Section 5.6         Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Majority Creditors; provided that no amendment to the Security Documents which directly or indirectly narrows the description of the Collateral or the obligations being secured thereby, changes the priority of payments to the Creditors under the Security Documents, changes any voting provisions contained therein or amends the definition of “Majority Creditors” may be made without the written consent of all of the Creditors.

Notwithstanding the foregoing, the Collateral Agent may, without the consent of the Majority Creditors, amend the Security Documents (a) to add property hereafter acquired by the Company intended to be subjected to the Security Documents or to correct or amplify the description of any property subject to the Security Documents and (b) to cure any ambiguity or cure, correct or supplement any defective provisions of the Security Documents (so long as the same shall in no respect be adverse to the interest of any Creditor).

Section 5.7         Release of Collateral. Unless a Default or an Event of Default has occurred and is continuing, the Collateral Agent may, without the approval of the Creditors as required by Section 5.3 hereof, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Subsidiaries, pursuant to each of the Credit Agreement, the Note Agreement and each Additional Secured Facility and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon instructions from the Required Lenders in respect of the Credit Agreement, the Required Holders in respect of the Note Agreement and the applicable Required Additional Secured Lenders in respect of the applicable Additional Secured Facility.

Section 5.8         Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent’s actual possession.

Section 5.9         Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such reasonable action and reasonably cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.10         Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon any realization upon the Collateral and/or the receipt of any payments under any Security Document or realization under any Secured Guaranty, the Creditors agree that the proceeds thereof shall be applied (a) first, to the amounts owing to the Collateral Agent by the Company or the Creditors pursuant to this Agreement or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses of every kind); (b) second, equally and ratably to the payment of all amounts (including, without limitation, principal, interest, fees, expenses, any make-whole amount or breakage amount) then due to the Creditors under the Credit Agreement, the Note Agreement and each Additional Secured Facility which payments shall be distributed ratably to each Lender, each Noteholder and each Additional Secured Lender according to the aggregate amount of such amounts then owing to each Creditor; and (c) third, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto; provided that such balance shall be held by the Collateral Agent if (1) all Senior Secured Obligations have not been accelerated or are not yet due and payable or (2) an indemnification claim by the Collateral Agent or any Creditor is pending under any Loan Document, Senior Note Document or Additional Secured Facility Document.

Any payment pursuant to this Section 5.10 with respect to the outstanding amount of any undrawn Letters of Credit shall be paid to the Collateral Agent for deposit in an account (the “Letters of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letters of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letters of Credit Collateral Account an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account and (2) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.10. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letters of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.10.

Section 5.11	Senior Preferential Payments and Special Collateral Account.

(a)          The Collateral Agent shall give each Creditor a written notice (a “Notice of Special Default”) promptly, but no later than, three Business Days after being notified in writing by a Creditor that an Event of Default constituting a Special Event of Default has occurred. After the receipt of such Notice of Special Default, all Senior Preferential Payments other than those payments received pursuant to subsection (b) of this Section 5.11 shall be deposited into the Special Collateral Account. Each Creditor agrees that no Default or Event of Default shall occur as a result of payments so made on a timely basis to the Collateral Agent.

(b)          If (1) such Special Event of Default is waived by the Required Lenders, the Required Holders or the applicable Required Additional Secured Lenders, as applicable, and if no other Event of Default has occurred and is continuing, (2) such Special Event of Default is cured by the Company or by any amendment of the Credit Agreement, the Note Agreement or an Additional Secured Facility, as applicable, and if no other Event of Default has occurred and is continuing or (3) except with respect to a Special Event of Default resulting from a Bankruptcy Proceeding, none of the Senior Secured Obligations have been accelerated nor have the Majority Creditors instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against the Company or any of its Subsidiaries, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company or any of its Subsidiaries, seize Collateral, or exercise other remedies of similar character prior to the 180th day following such Special Event of Default, the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Collateral Account representing payment of any Senior Secured Obligations to the Creditor initially entitled thereto, and no payments thereafter received by a Creditor shall constitute a Senior Preferential Payment by reason of such cured or waived Special Event of Default. No payment returned to a Creditor for which such Creditor has been obligated to make a deposit into the Special Collateral Account shall thereafter ever be characterized as a Senior Preferential Payment. If the Special Event of Default is an Event of Default under the terms of one or more of the Credit Agreement, the Note Agreement or any Additional Secured Facility, the Collateral Agent shall not return any payments to the Creditors pursuant to clause (1) above unless such Special Event of Default shall have been waived under each such agreement where such Special Event of Default is an Event of Default by the Required Lenders, the Required Holders and/or the applicable Required Additional Secured Lenders, as applicable.

(c)          Each Creditor agrees that upon its knowledge of the occurrence of a Special Event of Default it shall (1) promptly notify the Collateral Agent of the receipt of any Senior Preferential Payments, (2) hold such amounts in trust for the Creditors and act as agent of the Creditors during the time any such amounts are held by it and (3) deliver to the Collateral Agent such amounts for deposit into the Special Collateral Account.

(d)          If any of the Senior Secured Obligations have been accelerated or the Majority Creditors have instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against the Company or any of its Subsidiaries, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company or any of its Subsidiaries, seize Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Collateral Account and all subsequent Senior Preferential Payments shall be applied in accordance with the provisions of Section 5.10 above.

Section 5.12         Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.10 or Section 5.11, as applicable. The Collateral Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Creditors. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.12 in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.12.

Section 5.13         Restoration of Obligations. For the purposes of determining the amount of outstanding Senior Secured Obligations, if any Creditor is required to deposit any Senior Preferential Payment in the Special Collateral Account, then the obligations intended to be satisfied by such Senior Preferential Payment shall be revived, as of the date of the deposit of such amount with the Collateral Agent, in the amount of such Senior Preferential Payment and such obligation shall continue in full force and effect (and bear interest from such deposit date at the non-default rate provided in the underlying document) as if such Creditor had not received such payment. All such revived obligations shall be included as Senior Secured Obligations for purposes of allocating any payments under Section 5.10 and for applying the definition of Majority Creditors. If any such revived obligation shall not be allowed as a claim under the Bankruptcy Code due to the fact that the Senior Preferential Payment has in fact been made by the Company, the Creditors shall make such other equitable arrangements for the purchase and sale of participations in the Senior Secured Obligations and shall execute and deliver such agreements as are necessary to evidence such arrangements, in each case in order to effectuate the intent of this Section 5.13.

Section 5.14         Bankruptcy Preferences. If any payment to a Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and such Creditor has previously made a deposit in respect of such payment into the Special Collateral Account pursuant to Section 5.11, then the Collateral Agent shall distribute to such Creditor proceeds from the Special Collateral Account in an amount equal to such deposit or so much thereof as is affected by such events together with any interest earned thereon (which amount of interest shall not exceed the amount of interest, if any, such Creditor is then required to repay) and if, due to previous disbursements to the Creditors pursuant to Section 5.11(d), the proceeds in the Special Collateral Account are insufficient for such purpose, then each other Creditor shall pay to such Creditor upon demand an amount equal to a ratable portion of such disbursements of the deposit and interest thereon which was distributed to each such Creditor according to the aggregate amounts so distributed to each such Creditor.

Section 6	Bankruptcy Proceedings.

The following provisions shall apply during any Bankruptcy Proceeding of the Company or any of its Affiliates:

(a)          The Collateral Agent shall represent all Creditors in connection with all matters directly relating solely to the Collateral, including, without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act on the instructions of the Majority Creditors; provided that no such vote by the Majority Creditors shall treat the Lenders, the Noteholders or the Additional Secured Lenders differently with respect to rights in the Collateral from any other class of Creditors.

(b)          Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(c)          Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.10.

Section 7 Miscellaneous.

Section 7.1         Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company and its Subsidiaries, in which the Collateral Agent or any Creditor at any time acquires a security interest or Lien pursuant to the Security Documents, the Loan Documents, the Senior Note Documents or any Additional Secured Facility Documents, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors.

Section 7.2         Marshalling. The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3         Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Majority Creditors and the Collateral Agent; provided, however, that no such amendment, waiver or consent to Section 2.2 shall be effective without the written consent of any Creditor adversely affected thereby; provided, further, that no such amendment, waiver or consent to Sections 2.1, 4.6, 4.8, 5.3, 5.6, 5.7, 5.10, 5.11, 6 or this Section 7.3 or to the definition of “Additional Secured Facility Exposure,” “Additional Secured Lender,” “Additional Secured Debt,” “Collateral,” “Lender Exposure,” “Majority Creditors,” “Senior Preferential Payment,” “Senior Secured Obligations” or “Special Event of Default” or any defined term as used in such sections or definitions shall be effective without the written consent of all of the Creditors (other than Cash Management Providers and Secured Hedge Providers).

Section 7.4         Governing Law. This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law provisions thereof other than Section 5-1401 of the New York General Obligations Law).

Section 7.5         Parties in Interest.

(a)          All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that (1) no Creditor (other than a Lender) may assign or transfer its rights hereunder or under the Security Documents (and no successor Administrative Agent which is appointed pursuant to the Credit Agreement shall succeed to any rights hereunder or under the Security Documents) without such assignees, transferees or successor delivering an executed Joinder, Additional Secured Lender Joinder or Administrative Agent Joinder, as applicable, to the Collateral Agent pursuant to which such assignee, transferee or successor agrees to be bound by the terms of this Agreement as though named herein and (2) no Lender may assign or transfer its rights hereunder or under the Security Documents unless (i) such assignees or transferees are party to the Credit Agreement and (ii) the Administrative Agent is bound by the provisions of this Agreement (whether as a party or by Administrative Agent Joinder).

(b)          The Collateral Agent has no duty to acknowledge, and shall be deemed to not have any knowledge of, any notice from or for the benefit of any Creditor or Person claiming to be a Creditor, or to provide any notice or other communication to any Creditor, unless such Creditor or Person claiming to be a Creditor has complied with Section 7.5(a).

Section 7.6         Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 7.7         Termination. Upon payment in full of the Senior Secured Obligations in accordance with their respective terms and the termination of the Revolving Commitments and any undrawn commitments under an Additional Secured Facility, this Agreement shall terminate except for those provisions hereof that by their express terms shall survive the termination of this Agreement.

Section 7.8         Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	Wells Fargo Bank, National Association,
as Collateral Agent
1525 West W.T. Harris Boulevard
Mail Code: D1109-019
Charlotte, NC 28262
Attn: Syndication Agency Services
Telephone: 704-590-2706
Facsimile: 704-590-2790
Email: agencyservices.requests@wellsfargo.com

If to any Creditor, at:	Such address as set forth on Exhibit B hereto

If to the Company, at:	The Gas Company, LLC
745 Fort Street
Suite 1800
Honolulu, HI 96813
United States of America
Attention: Jeffrey M. Kissel,
President and Chief Executive Officer
Telephone No.: (808) 535-5908
Facsimile No.: (808) 535-5943
E-mail: JKissel@hawaiigas.com

With a copy to:	The Gas Company, LLC
745 Fort Street
Suite 1800
Honolulu, HI 96813
United States of America
Attention: Nathan C. Nelson, General Counsel
Telephone No.: (808) 535-5912
Facsimile No.: (808) 535-5943
E-mail: NNelson@hawaiigas.com

or at such other address for notice as the Collateral Agent or such Creditor shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose.

Section 7.9         Senior Secured Obligations Held by Company. Solely for the purpose of (a) determining whether the holders of the requisite percentage of the aggregate principal amount of Senior Secured Obligations then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Senior Secured Obligations then outstanding or (b) determining Majority Creditors, Senior Secured Obligations directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding and not to represent any Revolving Availability or Additional Secured Facility Exposure.

*          *           *

In witness whereof, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

Wells Fargo Bank, National Association, as Collateral Agent

By:
Name:
Title:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

_____________, as a Noteholder

By:
Name:
Title:

Signature Page to Intercreditor and Collateral Agency Agreement

The undersigned hereby acknowledges (a) the terms of the foregoing Agreement, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, (c) that the foregoing Agreement is for the purpose of defining the rights, duties authority and responsibilities of the Collateral Agent and the relationship among the Creditors regarding their pari passu interest in the Collateral and that nothing therein shall impair, as between the Company and any Creditor, the obligations of the Company under the Loan Documents, the Senior Note Documents or any Additional Secured Facility Documents and (d) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

The Gas Company, LLC

By:
Name:
Title:

Signature Page to Intercreditor and Collateral Agency Agreement

Security Documents

Security Agreement dated as of August 8, 2012 entered into between the Company and the Collateral Agent and substantially in the form attached hereto as Exhibit 4, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

Each other “Security Document” as defined in the Credit Agreement.

Each other “Security Document” as defined in the Note Agreement.

Exhibit A

(to Intercreditor and Collateral Agency Agreement)

Addresses of Creditors

Lenders:

Administrative Agent:

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard

Mail Code: D1109-019

Charlotte, NC 28262

Attn: Syndication Agency Services

Telephone: 704-590-2706

Facsimile: 704-590-2790

Email:  agencyservices.requests@wellsfargo.com

Noteholders:

Noteholder	Notice Address

Liberty National Life Insurance Company	Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

Globe Life and Accident Insurance Company	Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

Exhibit B

(to Intercreditor and Collateral Agency Agreement)

Farmers New World Life Insurance Company	Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

The Prudential Insurance Company of America	The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

Prudential Arizona Reinsurance Captive Company	Prudential Arizona Reinsurance Captive Company
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

Prudential Arizona Reinsurance Universal Company	Prudential Arizona Reinsurance Universal Company
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group – Oil & Gas

Prudential Annuities Life Assurance Corporation	Prudential Annuities Life Assurance Corporation c/o Prudential Capital Group 2200 Ross Avenue Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy Finance Group – Oil & Gas

United of Omaha Life Insurance Company	4 - Investment Accounting United of Omaha Life Insurance Company Mutual of Omaha Plaza Omaha, NE 68175-1011

Connecticut General Life Insurance Company	c/o Cigna Investments, Inc. Attention: Fixed Income Securities Wilde Building, A5PRI 900 Cottage Grove Rd Bloomfield, Connecticut 06002 E-Mail: CIMFixedIncomeSecurities@Cigna.com

B-2

Life Insurance Company of North America	c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com

CIGNA Health and Life Insurance Company	c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com

B-3

Joinder to Intercreditor Agreement

Wells Fargo Bank, National Association, as Collateral Agent

__________

__________, __________ ___

Attention: __________

Telecopy: (___) ___-____

Telephone: (___) ___-____

Reference is made to the Intercreditor and Collateral Agency Agreement dated as of August 8, 2012 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms not otherwise defined herein being used as defined in the Intercreditor Agreement) among Wells Fargo Bank, National Association, as Collateral Agent, the Administrative Agent, the Noteholders party thereto and certain other creditors of the Company, relating to indebtedness of The Gas Company, LLC, a Hawaii limited liability company.

By executing and delivering this Joinder, the undersigned holder of Senior Secured Obligations issued pursuant to the Note Agreement agrees, on its own behalf, to be bound by all of the terms and provisions of the Intercreditor Agreement as a Noteholder. The address set forth under the signature of the undersigned constitutes its address for the purposes of Section 7.8 of the Intercreditor Agreement.

Dated as of:

_____________, as a Noteholder

By:
Name:
Title:

[Insert address for notices]

Exhibit C

(to Intercreditor and Collateral Agency Agreement)

Joinder to Intercreditor Agreement (Additional Secured Lender)

Wells Fargo Bank, National Association, as Collateral Agent

__________

__________, __________ ___

Attention: __________

Telecopy: (___) ___-____

Telephone: (___) ___-____

Reference is made to the Intercreditor and Collateral Agency Agreement dated as of August 8, 2012 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms not otherwise defined herein being used as defined in the Intercreditor Agreement) among Wells Fargo Bank, National Association, as Collateral Agent, the Administrative Agent, the Noteholders party thereto and certain other creditors of the Company, relating to indebtedness of The Gas Company, LLC, a Hawaii limited liability company.

We acknowledge that we have received and reviewed a copy of the Intercreditor Agreement. By executing and delivering this Joinder, the undersigned holder of Senior Secured Obligations issued pursuant to [describe Additional Secured Facility] agrees, on its own behalf, to be bound by all of the terms and provisions of the Intercreditor Agreement as an Additional Secured Lender.

The Additional Secured Facility Documents relating to the applicable Additional Secured Facility are described on Schedule 1 attached hereto.

The address set forth under the signature of the undersigned constitutes its address for the purposes of Section 7.8 of the Intercreditor Agreement.

Dated as of:

_____________, as an Additional Secured Lender

By:
Name:
Title:

[Insert address for notices]

Exhibit D

(to Intercreditor and Collateral Agency Agreement)

EXECUTION VERSION

Joinder to Intercreditor Agreement (Administrative Agent)

Wells Fargo Bank, National Association, as Collateral Agent

__________

__________, __________ ___

Attention: __________

Telecopy: (___) ___-____

Telephone: (___) ___-____

Reference is made to the Intercreditor and Collateral Agency Agreement dated as of August 8, 2012 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms not otherwise defined herein being used as defined in the Intercreditor Agreement) among Wells Fargo Bank, National Association, as Collateral Agent, the Administrative Agent, the Noteholders party thereto and certain other creditors of the Company, relating to indebtedness of The Gas Company, LLC, a Hawaii limited liability company.

By executing and delivering this Joinder, the undersigned successor Administrative Agent agrees, on its own behalf, to be bound by all of the terms and provisions of the Intercreditor Agreement as Administrative Agent. The address set forth under the signature of the undersigned constitutes its address for the purposes of Section 7.8 of the Intercreditor Agreement.

Dated as of:

_____________, as successor Administrative Agent

By:
Name:
Title:

[Insert address for notices]

Exhibit E

(to Intercreditor and Collateral Agency Agreement)

SECURITY AGREEMENT

Dated as of August 8, 2012

between

THE GAS COMPANY, LLC

as Grantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent, on behalf of the
Secured Parties

Exhibit 4

(to Note Purchase Agreement)

7

i

Schedule 1	Organization and Chief Executive Office of Grantor
Schedule 2	Assigned Project Documents
Schedule 3	Government Approvals
Schedule 4	Material Intellectual Property
Schedule 5	Deposit Accounts and Securities Accounts
Schedule 6	Commercial Tort Claims
Schedule 7	Investment Property

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of August 8, 2012 is made by and between THE GAS COMPANY, LLC a Hawaii limited liability company (the “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the benefit of and representative of the Secured Parties (in such capacity, herein called the “Collateral Agent”).

RECITALS

A.           Pursuant to the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Grantor, the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), the lenders party from time to time thereto have agreed to make extensions of credit to the Grantor on the terms and subject to the conditions set forth therein.

B.           It is a requirement under the Credit Agreement and a condition precedent to the making of the loans thereunder that the Grantor shall have executed and delivered this Agreement to the Collateral Agent.

C.           Pursuant to the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and among the Grantor and each of the purchasers listed on Schedule A thereto (collectively, the “Noteholders”), the Noteholders have agreed to purchase $100,000,000 aggregate principal amount of 4.22% Senior Secured Notes due August 8, 2022 of the Grantor (the “Notes”).

D.           It is a requirement under the Note Purchase Agreement and a condition precedent to the issuance and sale of the Notes thereunder that the Grantor shall have executed and delivered this Agreement to the Collateral Agent.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) In addition to the terms defined in the preamble and the recitals, the following terms used herein shall have the respective meanings set forth below:

“Accounts” has the meaning assigned to the term “accounts” in the Uniform Commercial Code.

“Additional Secured Debt” shall mean indebtedness of the Grantor so long as (a) such indebtedness is permitted by each of (i) the Credit Agreement, (ii) the Note Purchase Agreement and (iii) each Additional Secured Facility then outstanding, (b) immediately before and after giving effect thereto, no Event of Default shall have occurred which is continuing or be caused thereby and the Grantor shall be in pro forma compliance with the financial covenants contained in each of the Credit Agreement and the Note Purchase Agreement and (c) the holders of such indebtedness shall have become a party to the Intercreditor Agreement pursuant to the terms thereof.

1

“Additional Secured Facility” shall mean any credit agreement or note agreement pursuant to which the Grantor incurs Additional Secured Debt.

“Additional Secured Facility Documents” shall mean each Additional Secured Facility, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Additional Secured Lender” shall mean the financial institutions providing Additional Secured Debt pursuant to an Additional Secured Facility, and their successors and permitted assigns.

“Additional Secured Obligations” shall mean the obligations of the Grantor under any Additional Secured Facility and the other Additional Secured Facility Documents.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.

“Assigned Agreements” has the meaning assigned to such term in Section 2.01 hereof.

“Bank” has the meaning assigned to the term “bank” in the Uniform Commercial Code.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

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“Chattel Paper” has the meaning assigned to the term “chattel paper” in the Uniform Commercial Code.

“Collateral” has the meaning assigned to that term in Section 2.01 hereof.

“Commercial Tort Claim” has the meaning assigned to the term “commercial tort claim” in the Uniform Commercial Code.

“Control” has, with respect to Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, the respective meaning assigned to the term “control” in the Uniform Commercial Code.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by Grantor.

“Copyrights” shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Creditor” shall mean any one of the Administrative Agent, the Lenders, the Noteholders, any Additional Secured Lender and any successors and permitted assigns to the interests in the Secured Obligations owing to any such Persons.

“Credit Party” shall mean the Grantor and each Subsidiary party to a Secured Guaranty.

“Deposit Accounts” has the meaning assigned to the term “deposit accounts” in the Uniform Commercial Code.

“Documents” has the meaning assigned to the term “documents” in the Uniform Commercial Code.

“Electronic Chattel Paper” has the meaning assigned to the term “electronic chattel paper” in the Uniform Commercial Code.

“Equipment” has the meaning assigned to the term “equipment” in the Uniform Commercial Code.

“Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” under the terms of the Credit Agreement, the Note Purchase Agreement or any Additional Secured Facility or an event of default under the terms of any Security Document.

“Finance Documents” shall mean, collectively, the Loan Documents, the Senior Note Documents and the Additional Secured Facility Documents.

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“Fixtures” has the meaning assigned to the term “fixtures” in the Uniform Commercial Code.

“General Intangibles” has the meaning assigned to the term “general intangibles” in the Uniform Commercial Code.

“Goods” has the meaning assigned to the term “goods” in the Uniform Commercial Code.

“Governmental Approvals” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations with or by, grants by, and filings with, and reports to, all Governmental Authorities.

“Governmental Authorities” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” shall have the meaning set forth in the preamble.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement permitted under Article VIII of the Credit Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Hedge Agreement.

“Indemnified Liabilities” has the meaning set forth in Section 7.01 hereof.

“Instruments” has the meaning assigned to the term “instruments” in the Uniform Commercial Code.

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“Intellectual Property” shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Governmental Approvals now held or hereafter obtained by Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Grantor on a worldwide basis.

“Intercompany Loan Agreement” means the Credit Agreement dated as of March 31, 2008 between the Sponsor and the Grantor as in effect on the date hereof.

“Intercompany Note” means any promissory note evidencing loans made by the Grantor or any or its Subsidiaries to HGC or any of its Subsidiaries.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the date hereof, by and among the Collateral Agent, the Administrative Agent, the Noteholders and each other Creditor from time to time party thereto.

“Inventory” has the meaning assigned to the term “inventory” in the Uniform Commercial Code.

“Investment Property” has the meaning assigned to the term “investment property” in the Uniform Commercial Code.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Letter-of-Credit Rights” has the meaning assigned to the term “letter-of-credit rights” in the Uniform Commercial Code.

“Lien” shall mean, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.

“Loan Documents” shall mean the Credit Agreement, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Material Contract” shall mean (a) any contract or other agreement, written or oral, of any Credit Party or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000 per annum or (b) any other contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect (as defined in any Finance Document).

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“Material Intellectual Property” shall mean Intellectual Property owned by or licensed to the Grantor and material to the Grantor’s business as conducted on the date hereof.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by Grantor.

“Patents” shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Payment Intangible” has the meaning assigned to the term “payment intangible” in the Uniform Commercial Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Notes” shall mean all promissory notes listed on Schedule 7, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Capital Stock listed on Schedule 7, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.

“Proceeds” has the meaning assigned to the term “proceeds” in the Uniform Commercial Code.

“Revolving Obligations” shall mean the obligations of the Grantor under the Credit Agreement and the other Loan Documents.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article VIII of the Credit Agreement, in each case that is entered into by and between any Credit Party and any Hedge Bank.

“Secured Guaranty” shall mean any guaranty of any Secured Obligation to the extent that recoveries thereunder are subject to the Intercreditor Agreement (including, without limitation, Section 5.10 thereof).

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“Secured Obligations” shall mean, collectively, (a) the indebtedness, obligations and liabilities of the Grantor and its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent under the Loan Documents (including, without limitation, the Revolving Obligations), (b) the indebtedness, obligations and liabilities of the Grantor and its Subsidiaries under any Secured Hedge Agreement and any Secured Cash Management Agreement, (c) the indebtedness, obligations and liabilities of the Grantor and its Subsidiaries to the Noteholders under the Senior Note Documents (including, without limitation, the Senior Note Obligations), (d) the indebtedness, obligations and liabilities of the Grantor and its Subsidiaries to the Additional Secured Lenders under the Additional Secured Facilities (including, without limitation, the Additional Secured Obligations), (e) the obligations and liabilities of the Grantor and its Subsidiaries to the Collateral Agent under this Agreement, the Loan Documents, the Senior Note Documents, any Additional Secured Facility Documents and the Security Documents, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Grantor and its Subsidiaries, to the Secured Parties, arising out of any extension, refinancing or refunding of any of the foregoing obligations and (f) the payment by the Grantor to the Collateral Agent of all sums expended or advanced by the Collateral Agent pursuant to any provision of this Agreement or any such other Security Document.

“Secured Parties” shall mean each Creditor that is a party to (or otherwise subject to the provisions of) the Intercreditor Agreement.

“Security Documents” shall mean this Agreement, the Mortgages, the Intercreditor Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the Secured Obligations.

“Senior Note Documents” shall mean the Note Purchase Agreement, the Notes, any guaranty relating thereto and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Senior Note Obligations” shall mean the obligations of the Grantor under the Note Purchase Agreement, the Notes and the other Senior Note Documents.

“Securities Accounts” has the meaning assigned to the term “securities accounts” in the Uniform Commercial Code.

“Securities Intermediary” has the meaning assigned to the term “securities intermediary” in the Uniform Commercial Code.

“Security” has the meaning assigned to the term “security” in the Uniform Commercial Code.

“Security Entitlement” has the meaning assigned to the term “security entitlement” in the Uniform Commercial Code.

“Software” has the meaning assigned to the term “software” in the Uniform Commercial Code.

“Sponsor” means Macquarie Infrastructure Company, Inc.

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“Subsidiary” shall mean as to any person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such person (irrespective of whether, at the time, equity interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Grantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by Grantor. Notwithstanding the foregoing, Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Article II

THE COLLATERAL

Section 2.01 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests, is collectively referred to as the “Collateral”:

(a)     all Accounts;

(b)     all Deposit Accounts;

(c)     all Instruments;

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(d)    all Documents;

(e)    all Chattel Paper, including all Electronic Chattel Paper;

(f)    all Inventory;

(g)    all Equipment;

(h)    all Fixtures;

(i)    all Goods not covered by the preceding clauses of this Section 2.01;

(j)    all letters of credit and Letter-of-Credit Rights;

(k)    all Intellectual Property;

(l)    all Investment Property;

(m)    all Commercial Tort Claims;

(n)    all Payment Intangibles, Software and General Intangibles not covered by the preceding clauses of this Section 2.01;

(o)    all Securities and Securities Accounts;

(p)    all other tangible and intangible property of Grantor, including all books, correspondence, pollution allowances, offsets and similar rights, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Grantor or any computer bureau or service company from time to time acting for Grantor;

(q)    all Material Contracts that are specified on the attached Schedule 2 and, to the extent assignable, all material agreements, leases and other similar instruments related to the business and operations of the Grantor (including those in which the Grantor is a third party beneficiary) to which the Grantor becomes a party from time to time after the Closing Date, and all amounts payable to the Grantor under any Material Contract and any other such material agreement, lease or other similar instrument (such Material Contracts and all such other material agreements, contracts, leases and other similar instruments, collectively, the “Assigned Agreements”);

(r)    all Governmental Approvals required or obtained in connection with the business and operations of the Grantor or any of its Subsidiaries and/or in connection with any transactions contemplated by the Finance Documents (including the Governmental Approvals listed in Schedule 3), except that any such Governmental Approval that by its terms or by operation of law would become void, voidable, terminable or revocable if a security interest therein were granted hereunder, is excluded from the lien and security interest granted pursuant to this Agreement, but only to the extent necessary to avoid such voidness, voidability, terminability or revocability;

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(s)    to the extent assignable, any present or future right, title or interest of the Grantor under any insurance, indemnity, warranty or guaranty in respect of the business and operations of the Grantor or any of its Subsidiaries and any rents, revenues, incomes, profits, proceeds of insurance or other rights to compensation in respect of the business and operations of the Grantor or any of its Subsidiaries;

(t)    all other personal property and Fixtures of Grantor, whether now owned or hereafter existing or hereafter acquired or arising, or in which Grantor may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, and any replacements, renewals, or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by Grantor; and

(u)    all Proceeds and products in whatever form of all or any part of the foregoing Collateral, including all rents, profits, income and benefits of the foregoing Collateral and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the foregoing Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the foregoing Collateral;

provided, however, that notwithstanding any of the other provisions set forth in this Article 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any requirements of law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such requirement of law.

Section 2.02 Grant to Collateral Agent. The Grantor, as collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of any and all of the Secured Obligations, hereby collaterally assigns, mortgages, pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing, first-priority security interest in, all of the Grantor’s right, title and interest in, to and under the Collateral. Neither the foregoing nor anything in this Agreement shall constitute an assignment or grant of a security interest in, and “Collateral” shall not include or be deemed to include, any intent-to-use United States federal trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period in which, such assignment or grant could impair the validity or enforceability of such intent-to-use trademark application or the underlying trademark under applicable law.

Section 2.03 Intellectual Property. Subject to the occurrence of an Event of Default, solely for the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Section 6.01 hereof to the extent the Collateral Agent is in such circumstance lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent the Grantor is able to make such grant without violation of any agreement to which the Grantor is a party, a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property of the Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

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Section 2.04 Perfection.

(a)    The Grantor authorizes the Collateral Agent to execute and cause the filing of such financing statements, continuation statements and other documents in such offices as are or shall be necessary or as the Collateral Agent may determine to be appropriate to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral, or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement. Concurrently with the execution and delivery of this Agreement, the Grantor shall (i) deliver to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, , and (ii) take all such other actions and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may request to perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement.

(b)    The Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 2.05 Instruments. So long as no Event of Default has occurred and is continuing, the Grantor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense of the Grantor, make appropriate arrangements for making any Instruments pledged by the Grantor available to the Grantor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against a trust receipt or like document.

Section 2.06 Use of Collateral. So long as no Event of Default has occurred and is continuing, the Grantor shall be entitled to use and possess the Collateral in any lawful manner not in breach of this Agreement or any other Finance Document, and subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles V and VI hereof.

Section 2.07 Rights and Obligations.

No reference in this Agreement to proceeds or to the sale or other disposition of the Collateral shall authorize the Grantor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of the Finance Documents. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

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(b)    Notwithstanding anything to the contrary herein, the Grantor shall remain liable to perform its duties and obligations under each of the Assigned Agreements and any other agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release the Grantor from any of its duties and obligations under such Assigned Agreements and any other agreements unless expressly assumed by the Collateral Agent in writing. The Collateral Agent shall not have any duty, obligation or liability under such Assigned Agreement or other agreement or in respect of any Governmental Approval included in the Collateral by reason of this Agreement or any other Security Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of the Grantor under any such Assigned Agreement or other agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such Assigned Agreement or agreement or Governmental Approval.

(c)    No lien granted by this Agreement in the Grantor’s right, title and interest in any Assigned Agreement, other agreement, or Governmental Approval shall be deemed to be a consent by the Collateral Agent to any such Assigned Agreement, other agreement or Governmental Approval.

Section 2.08 Termination. This Agreement shall create continuing security interests in the Collateral and shall remain in full force and effect for the benefit of the Secured Parties until all Secured Obligations to be paid or performed under the Finance Documents have been indefeasibly paid and performed in full and any commitments under the Finance Documents have terminated, except for unmatured surviving obligations that, by their terms, survive the termination of the Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made (“Unmatured Surviving Obligations”). Upon the happening of all of such events, the security interests granted hereby shall terminate and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, other than as to the release of the Collateral Agent’s Lien thereon and the absence of any continuing Lien arising by, through or under the Collateral Agent, any remaining Collateral and moneys received in respect of the Collateral, to or on the order of the Grantor. The Collateral Agent, upon payment of its fees and expenses (including reasonable attorney’s fees and expenses), shall execute and deliver to the Grantor, at the Grantor’s expense, such documentation as the Grantor shall reasonably request to evidence such termination or expiration and release the liens created under this Agreement, including termination statement(s) for any financing statement on file with respect to the Collateral. The security interests created hereby shall be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of any of the Finance Documents. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated and relate back to such time as though this Agreement had always been in effect, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or any other Person or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any Grantor or any other Person or any substantial part of its properties, or otherwise, all as though such payments had not been made.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants each of the following to the Secured Parties as of the date of execution and delivery of this Agreement:

Section 3.01 Name; Jurisdiction of Organization; Chief Executive Office .

(a) Schedule 1 attached hereto correctly sets forth the Grantor’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number, if any, chief executive office and principal place of business and mailing address as of the date of this Agreement.

(b) The Grantor has not (i) changed its location (as defined in Section 9-307 of the Uniform Commercial Code); (ii) previously changed its name except as set forth on Schedule 1 or (iii) previously become a “new debtor” (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person except as set forth on Schedule 1.

Section 3.02 Title. The Grantor is the sole record and beneficial owner of the Collateral in which it purports to grant a lien pursuant to this Agreement, and the Grantor has full power and authority to grant the security interests in and to the Collateral under this Agreement. Grantor will be the sole owner of such collateral hereafter acquired, free and clear of any and all Liens or claims of others except for Liens that are permitted under each Finance Document and Grantor has full power and authority to grant the security interests in and to the Collateral under this Agreement.

Section 3.03 Perfection and Priority. The security interests granted pursuant to this Agreement shall constitute a valid and continuing first-priority, perfected security interest in favor of the Collateral Agent, on behalf of and for the benefit of the Secured Parties, in the Collateral for which perfection is governed by the UCC or filings with the United States Copyright Office or the United States Patent and Trademark Office, upon the fulfillment by the Grantor of its obligations to perfect such security interests in accordance with Section 2.04 hereof, and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly made or taken. Such security interests shall be prior to all other liens on the Collateral except for liens having priority over the Collateral Agent’s liens by operation of law or otherwise as permitted under the Finance Documents.

Section 3.04 Intellectual Property.

(a) Schedule 4 attached hereto sets forth all Material Intellectual Property of the Grantor on the date hereof. The Material Intellectual Property set forth on such schedule constitutes all of the intellectual property rights necessary to conduct its business other than such Intellectual Property the absence of which would not reasonably result in a Material Adverse Effect (as defined in any Finance Document).

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(b) On the date hereof, all Material Intellectual Property owned by the Grantor is valid and subsisting and, to the best knowledge of the Grantor, the use thereof in the business of the Grantor does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 4, on the date hereof, none of the Material Intellectual Property owned by the Grantor is the subject of any licensing or franchise agreement pursuant to which the Grantor is the licensor or franchisor.

(d) No holding, decision, or judgment has been rendered by any Governmental Authority that would limit, cancel, or question the validity of, or the Grantor’s rights in, any Material Intellectual Property in any respect that could reasonably be expected to result in a Material Adverse Effect (as defined in any Finance Document).

(e) No action or proceeding seeking to limit, cancel, or question the validity of any Material Intellectual Property owned by the Grantor or the Grantor’s ownership interest therein is, on the date hereof, pending, or, to the best knowledge of the Grantor, threatened. There are no claims, judgments, or settlements to be paid by the Grantor relating to the Material Intellectual Property.

Section 3.05 Investment Property. (a) The shares of Pledged Stock pledged by the Grantor hereunder as set forth on Schedule 7 constitute all the issued and outstanding shares of all classes of the capital stock owned by the Grantor.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

Section 3.06 Deposit Accounts; Securities Accounts. The only Deposit Accounts or Securities Accounts maintained by the Grantor on the date hereof are those set forth on Schedule 5 attached hereto and no additional Deposit Accounts or Securities Accounts shall be established by the Grantor without the prior written consent of the Collateral Agent.

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Section 3.07 Commercial Tort Claims. The only existing or potential Commercial Tort Claims of the Grantor, in excess of $5,000,000, existing on the date hereof (regardless of whether the amount, defendant, or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened, or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those set forth on Schedule 6 attached hereto.

Section 3.08 Valid Security Interests. Financing statements or other appropriate instruments have been filed pursuant to the UCC as may be necessary to perfect the security interest granted or purported to be granted hereby to the extent any such security interest may be perfected by the filing of such a financing statement. All other action necessary or requested by the Collateral Agent, including with respect to titled Collateral, to protect and perfect the security interest in each item of the Collateral has been duly taken, including the delivery of all originals of any Chattel Paper, Instruments and certificated securities, and all other Collateral with respect to which a security interest may be perfected by the Collateral Agent’s taking possession thereof. Subject to the requirements contained in the UCC with respect to the filing of continuation statements and necessary filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office, this Agreement constitutes a valid, continuing and perfected first-priority security interest in the Collateral in favor of the Collateral Agent for the equal and ratable benefit of the Secured Parties, subject to no Liens (other than Liens that are permitted under each Finance Document), and is enforceable as such against creditors of and purchasers from the Grantor and against any owner, lessee or mortgagee of the real property where any of the Collateral is located or to which any of the Collateral relates and against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property.

ARTICLE IV

COVENANTS

So long as any Secured Obligations are outstanding or any commitments under the Finance Documents have not been terminated (other than Unmatured Surviving Obligations), the Grantor covenants and agrees as follows, unless otherwise consented to in writing by the Collateral Agent:

Section 4.01 Generally. The Grantor shall (a) except for the security interests created pursuant to this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens that are permitted under each Finance Document; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Security Document, any applicable law, or any policy of insurance covering the Collateral; (c) not sell, transfer, or assign (by operation of law or otherwise) any Collateral except as permitted under the Finance Documents; (d) not enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign, or transfer any Collateral except as permitted under the Finance Documents; and (e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign, or transfer any Collateral.

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Section 4.02 Preservation and Protection of Security Interests. The Grantor shall:

(a) upon the acquisition after the date of this Agreement by the Grantor of any Securities, Instruments, Deposit Accounts, Securities Accounts, other Investment Property, Electronic Chattel Paper, or Letter-of-Credit Rights, promptly (x) take such action with respect to that Collateral as is specified for that type of Collateral in Section 2.04 hereof and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all such Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of such Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, including, but not limited to, obtaining such agreements from third parties as the Collateral Agent shall deem necessary in connection with the preservation, perfection, or enforcement of any of its rights hereunder;

(b) upon the Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Grantor’s filing, either directly or through the Collateral Agent, any licensee or any other designee, of any application with any Governmental Authority for any Copyright, Patent, Trademark or other Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may request to create, perfect and establish the priority of the liens granted by this Agreement in that and any related Intellectual Property (provided that no filing shall be required with respect to Intellectual Property if Grantor determines that such Intellectual Property is not material to the business of the Grantor or that such a filing is not, in Grantor’s reasonable business judgment, necessary or advisable for Grantor’s business);

(c) promptly give notice to the Collateral Agent upon the initiation of any Commercial Tort Claim in excess of $5,000,000 and authorize the Collateral Agent to amend Schedule 6 hereto, without any further action or consent from the Grantor, to include any such Commercial Tort Claim as Collateral hereunder; and

(d) whether with respect to Collateral as of the date of this Agreement or Collateral in which the Grantor acquires rights in the future, from time to time at the Grantor’s expense, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Governmental Approvals, and third party consents in accordance with the Finance Documents (including any consent of any licensor, lessor or other Person obligated on any Collateral), execute any agreement, or deliver any Collateral to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, in order to provide the Collateral Agent with control with respect to Collateral in order for the Collateral Agent to obtain, for the benefit of the Secured Parties, a perfected security interest in such Collateral, and take all such other actions, as are necessary or as the Collateral Agent may reasonably request, including with respect to titled Collateral, to create, perfect and establish the priority of the liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, including causing any or all Securities to be transferred of record into the name of the Collateral Agent or its nominee upon the request of the Collateral Agent (and the Collateral Agent agrees that if any Security is transferred into its name or the name of its nominee, the Collateral Agent shall thereafter promptly give to the Grantor copies of any notices and communications received by it with respect to such Security).

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Section 4.03 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priority described in Section 3.03 hereof and shall defend such security interests against the claims and demands of all Persons.

(b) The Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail. The Collateral Agent and the other Secured Parties shall have the right to inspect the Collateral as set forth in the applicable Finance Documents.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor shall promptly and duly record, or cause to be recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

Section 4.04 Changes in Location, Name, Etc.

(a) The Grantor shall not, without prompt notice to the Collateral Agent, do any of the following:

1.          change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 3.01(a) hereof; or

2.          change its name, identity, or organizational structure or its principal and chief executive offices to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) The Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

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Section 4.05 Taxes. Except as expressly permitted by the Finance Documents, the Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against the Collateral; provided, that the Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than 5 days prior to the date of any proposed sale under any judgment, writ, or warrant of attachment entered or filed against the Grantor or any of the Collateral as a result of the failure to make such payment.

Section 4.06 Further Assurances. The Grantor, from time to time upon the written request of the Collateral Agent, shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement, including within 10 business days after the date hereof issue a promissory note under the Intercompany Loan Agreement and take the actions required pursuant to Section 2.04 in connection with such promissory note.

Section 4.07 Insurance. The Grantor shall:

(a)          carry and maintain insurance during the term of this Agreement of the types, in the amounts and subject to such deductibles and other terms customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker’s compensation;

(b)          furnish to any Secured Party, upon written request, full information as to the insurance carried and prompt notice of any material modification to the insurance required to be maintained hereunder;

(c)          carry and maintain each policy for such insurance with any other insurer which is reasonably satisfactory to the Collateral Agent; and

(d)          obtain and maintain endorsements reasonably acceptable to the Collateral Agent for such insurance naming the Collateral Agent as additional insured and the Collateral Agent as lender’s loss payee (other than naming the Collateral Agent as additional insured and the Collateral Agent as lender’s loss payee with respect to worker’s compensation insurance);

provided that if the Grantor shall fail to maintain insurance in accordance with this Section 4.07 of this Agreement, or if the Grantor shall fail to provide the required endorsements with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Grantor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. All such policies as to which the Collateral Agent is named as an additional insured or loss payee, as the case may be, shall (i) provide that the same shall not be cancelled or terminated without at least thirty (30) days’ (or ten (10) days’ in the case of nonpayment of premium) prior written notice to each insured and each loss payee named therein, (ii) provide for at least thirty (30) days’ prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (iii) provide that the insurer thereunder waives all right of subrogation against the Collateral Agent, (iv) be primary without right of contribution from any other insurance carried by or on behalf of the Collateral Agent, any Secured Party or the Collateral Agent with respect to any interest in the Collateral (except with respect to workers’ compensation insurance), (v) provide that no Person other than the Grantor shall have any liability for any premiums with respect thereto, and (vi) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. The Collateral Agent shall not, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

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ARTICLE V

REMEDIES

Section 5.01 Events of Default, Etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise, for the benefit of and on behalf of the Secured Parties, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Secured Obligations, all rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and Grantor agrees to take all such action as may be appropriate to give effect to such right). Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith do any of the following:

(a) require Grantor to, and Grantor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Grantor, designated in the Collateral Agent’s request;

(b) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

(c) in its name or in the name of the Grantor or otherwise, demand, sue for, collect and receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so; and

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(d) upon 30 days’ prior written notice to the Grantor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its respective agents, sell, lease, assign, give option or options to purchase, or otherwise dispose of all or any part of such Collateral (or contract to do any of the foregoing), at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.03.

Section 5.02 Private Sale.

(a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

(b) The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale. To the extent permitted by applicable law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any applicable law now existing or hereafter enacted. The Grantor authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with a disposition of any Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

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Section 5.03 Application of Proceeds. Except as otherwise expressly provided in this Agreement, the Collateral Agent shall apply all Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, as provided in Section 9.4 of the Intercreditor Agreement.

Section 5.04 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 hereof are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, the Grantor shall remain liable for any deficiency.

Section 5.05 Assignment of Governmental Approvals. The Grantor shall, upon the occurrence and during the continuance of an Event of Default at the request of the Collateral Agent, contemporaneously with and at any other time following any foreclosure by the Collateral Agent on any part of the Collateral, assign, transfer or otherwise furnish to the Collateral Agent or to any transferee of the interest of the Collateral Agent (to the extent so assignable or transferable), all of the Grantor’s rights and interest in, to and under all Governmental Approvals, including all offsets (including environmental credits and offsets), allowances and similar rights issued under or in connection with applicable law. At the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default following collection, enforcement, foreclosure, sale, lease, license or other disposition by the Collateral Agent on or with respect to the Collateral, the Grantor agrees to use its best efforts to assist the Collateral Agent in renewing or extending in the name of the Collateral Agent (or any other Person) or otherwise obtaining the benefits of all of the Governmental Approvals and other rights referred to in the immediately preceding sentence to the extent that such Governmental Approvals and other rights shall not be assignable or transferable.

Section 5.06 Security Interest Absolute. All the rights of the Collateral Agent and the other Secured Parties hereunder and the security interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Finance Documents or any of the Collateral or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment, modification or waiver of or any consent to any departure from or any termination or cancellation of any Finance Document or any of the Collateral or any other agreement or instrument related thereto;

(c) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the security interests granted hereunder or any other Security Document, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations; or

(d) to the full extent permitted by applicable law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or any third party pledgor.

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ARTICLE VI

THE COLLATERAL AGENT

Section 6.01 Appointment as Attorney-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any documents or instruments that the Collateral Agent may deem is necessary or advisable to accomplish the purposes of this Agreement, to perfect, preserve the validity, perfection and priority of, and enforce any lien granted by this Agreement and, after the occurrence and during the continuance of an Event of Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest until this Agreement is terminated and the security interests created hereby are released. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Section 6.01 to do any of the following:

(a) ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, and settle, compromise or adjust any such suit, action or proceeding;

(b) receive, endorse and collect any Accounts, Chattel Paper, Instruments or General Intangibles;

(c) file any claims or take any action or proceeding in any court of law or equity that the Collateral Agent may reasonably deem necessary or advisable for the collection of all or any part of the Collateral, defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, and settle, compromise or adjust any such suit, action or proceeding;

(d) execute, in connection with any sale or disposition of the Collateral pursuant to Section 5.01 or Section 5.02 hereof, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral;

(e) enforce the rights of the Grantor under any provision of any Assigned Agreement to the extent permitted thereunder and under the terms of this Agreement;

(f) pay or discharge Taxes and Liens levied or placed on the Collateral;

(g) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes; and

(h) do, at the Collateral Agent’s option and at the Grantor’s expense, at any time, from time to time, all acts and things as are necessary to protect, preserve, or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

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Anything in this Section 6.01 to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this Section 6.01 unless an Event of Default shall have occurred and be continuing.

Section 6.02 Performance in Lieu of Grantor. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, without releasing the Grantor from any obligation, covenant or condition hereof, itself may (but shall not be obligated to) make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Collateral Agent may deem necessary to protect, perfect or continue the perfection of the security interest granted under this Agreement. Any reasonable costs or expenses incurred by the Collateral Agent in connection with the foregoing shall be payable by the Grantor to the Collateral Agent on demand.

Section 6.03 Duty of the Collateral Agent. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as it deals with similar property for its own account and as otherwise required by Article 9 of the UCC. None of the Collateral Agent, the Secured Parties or any of their respective officers, directors, employees, or agents shall be liable for failure to demand, collect, or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral on behalf of the Secured Parties, as to a first-priority security interest in such Collateral, and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees, or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 6.04 Authority of the Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment, or other right or remedy provided for hereunder or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by such agreements with respect thereto as may exist from time to time among them.

Section 6.05 Role of the Collateral Agent. The rights, duties, liabilities and immunities of the Collateral Agent and its appointment and replacement hereunder shall be governed by the provisions contained in this Agreement.

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ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Indemnification. The Grantor shall defend, indemnify and hold harmless the Collateral Agent and the other Secured Parties and their officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including reasonable attorney’s fees and expenses) (herein collectively called the “Indemnified Liabilities”) which are occasioned by, result from or arise out of any of the terms, agreements, or covenants to be performed by the Grantor or any party thereto under this Agreement or any applicable Assigned Agreement, other than Indemnified Liabilities resulting from the Collateral Agent’s or other Secured Party’s gross negligence or willful misconduct or by the Collateral Agent’s or other Secured Party’s breach of its obligations hereunder or thereunder and other than Indemnified Liabilities incurred after the Collateral Agent or any other Secured Party has expressly assumed in writing the Grantor’s obligations under any Assigned Agreement.

Section 7.02 Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only by an instrument in writing signed by the Grantor and the Collateral Agent.

Section 7.03 Waivers.

(a) The waiver (whether expressed or implied) by the Collateral Agent of any breach of the terms or conditions of this Agreement, and the consent (whether expressed or implied) of any Secured Party shall not prejudice any remedy of the Collateral Agent or any Secured Party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion under this Agreement.

(b) No failure to exercise nor any delay in exercising, on the part of the Collateral Agent or any Secured Party of any right, power or privilege under this Agreement shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All remedies hereunder and under the other Security Documents are cumulative and are not exclusive of any other remedies that may be available to a party, whether at law, in equity, or otherwise. The application of the Collateral to satisfy the Secured Obligations pursuant to the terms hereof shall not operate to release the Grantor or any other Credit Party from its obligations until payment in full of any deficiency has been made in cash.

Section 7.04 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or facsimile, when received, addressed as follows, or to such other address as may be hereafter notified in accordance with this Section 7.04 by the respective parties hereto:

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The Grantor:

The Gas Company, LLC

745 Fort Street

Honolulu, HI 96813

United States of America

Attention of: Jeffrey M. Kissel, President and Chief Executive Officer

Telephone No.: (808) 535-5908

Facsimile No.: (808) 535-5943

E-mail: JKissel@hawaiigas.com

with a copy to:

The Gas Company, LLC

745 Fort Street

Suite 1800

Honolulu, HI 96813

United States of America

Attention of: Nathan C. Nelson, General Counsel

Telephone No.: (808) 535-5912

Facsimile No.: (808) 535-5943

E-mail: NNelson@hawaiigas.com

The Collateral Agent:

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard

Mail Code: D1109-019

Charlotte, NC 28262

Attn: Syndication Agency Services

Telephone: 704-590-2706

Facsimile: 704-590-2790

Email: agencyservices.requests@wellsfargo.com

Section 7.05 Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantor and their successors and permitted assigns.

(b)  Nothing contained in this Agreement or any other Security Document is intended to limit the right of any Secured Party to assign, transfer, or grant participations in its rights in its Secured Obligations and in accordance with the provisions of such Secured Party’s respective Finance Documents.

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Section 7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 7.07 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each of the parties hereto hereby irrevocably (a) consents and submits to the non-exclusive jurisdiction of any New York state court sitting in New York County, New York or any federal court of the United States sitting in the Southern District of New York, as any party may elect solely for purposes of any suit, action or proceeding arising out of or relating to this Agreement (and not as a general submission to New York jurisdiction) and (b) WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH ANY OF THE PARTIES HERETO ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 7.08 Captions. The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 7.09 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 7.10 Entire Agreement. This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

Section 7.11 Expenses. The Grantor agrees to pay or to reimburse the Collateral Agent for all reasonable documented costs and expenses (including reasonable attorney’s fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the obligations of the Grantor in respect of the Collateral or in connection with (a) the preservation of the liens on, or the rights of the Secured Parties to the Collateral pursuant to this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such reasonable costs and expenses (and reasonable attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

THE GAS COMPANY, LLC, as Grantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature page to the TGC Credit Agreement]

Schedule 1

Organization and Chief Executive Office of Grantor

Borrower’s Legal Name, Type and Jurisdiction of Organization, and Organizational Identification Number:

The Gas Company, LLC, a Hawaii limited liability company

Organizational ID#: 23473

Borrower’s Chief Executive Office and Mailing Address:

(a)          Chief Executive Office Address:

745 Fort Street

Suite 1800

Honolulu, HI 96813

Telephone No.: (808) 535-5908

E-mail: JKissel@hawaiigas.com

(b)          Mailing Address

PO Box 3000

Honolulu, HI 96802-3000

Schedule 2

Assigned Agreements

None.

Schedule 3

Government Approvals

Hawaii Public Utilities Commission Decision and Order No. 30434, filed on June 12, 2012 in Docket No. 2012-0073 re: Approval of Proposed Financing and Security Arrangements and Related Matters.

Schedule 4

Material Intellectual Property

None.

Schedule 5

Deposit Accounts and Securities Accounts

1) Deposit Accounts: [redacted]

2) Securities Account: [redacted]

Schedule 6

Commercial Tort Claims

None.

Schedule 7

Investment Properties

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

None.

Pledged Notes:

Issuer	Payee	Principal Amount

None.